                                                                     EXHIBIT 2.1





                            ASSET PURCHASE AGREEMENT




                                    BETWEEN


                           PATTERSON DRILLING COMPANY


                                      AND


                                 ZIADRIL, INC.

                               TABLE OF CONTENTS


                                                                                                     Page
                                                                                                     ----
ARTICLE I

THE ASSET PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         SECTION 1.1  The Asset Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         SECTION 1.2  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         SECTION 1.3  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PDC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         SECTION 2.1  Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . .   -2-
         SECTION 2.2  Authority; Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . .   -2-

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ZIADRIL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
         SECTION 3.1  Organization, Standing and Power. . . . . . . . . . . . . . . . . . . . . . .   -2-
         SECTION 3.2  Authority; Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         SECTION 3.3  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-
         SECTION 3.4  Title.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         SECTION 3.5  Drilling Contracts and Other Agreements.    . . . . . . . . . . . . . . . . .   -5-
         SECTION 3.6  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         SECTION 3.7  Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         SECTION 3.8  Normal Operations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -5-
         SECTION 3.9  Stock Ownership and Control.  . . . . . . . . . . . . . . . . . . . . . . . .   -5-

ARTICLE IV

ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         SECTION 4.1  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         SECTION 4.2  Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         SECTION 4.3  ZIADRIL Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         SECTION 4.4  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         SECTION 4.5  PDC Assumption of Drilling Contracts; ZIADRIL Invoicing of Direct Costs.  . .   -6-
         SECTION 4.6  PDC Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -6-
         SECTION 4.7  Sales and Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-
         SECTION 4.8  Real Estate Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-

ARTICLE V

CONDITIONS PRECEDENT TO THE ASSET PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -7-
         SECTION 5.1  Conditions to Each Party's Obligation to Effect the Asset Purchase  . . . . .   -7-
         SECTION 5.2  Conditions to Obligation of ZIADRIL to Effect the Asset Purchase  . . . . . .   -7-
         SECTION 5.3  Conditions to Obligations of PDC to Effect the Asset Purchase . . . . . . . .   -8-

ARTICLE VI

                                                    GENERAL PROVISIONS  . . . . . . . . . . . . . .  -10-
         SECTION 6.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 6.2  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 6.3  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 6.4  Entire Agreement; No Third-Party Beneficiaries  . . . . . . . . . . . . . . .  -11-
         SECTION 6.5  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 6.6  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 6.7  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 6.8  Enforcement of This Agreement . . . . . . . . . . . . . . . . . . . . . . . .  -11-



ANNEX 1               Description of Drilling Rigs, Equipment and Vehicles
ANNEX 2               Description of Real Property
ANNEX 3               List of Drilling Contracts and Other Agreements
ANNEX 4               List of ZIADRIL Stockholders

EXHIBIT A(I)          Non-Competition Agreement - ZIADRIL, Inc.
EXHIBIT A(II)         Non-Competition Agreement - Joe Smith
EXHIBIT A(III)        Non-Competition Agreement - Ken Bromley
EXHIBIT A(IV)         Non-Competition Agreement - Billy Jensen
EXHIBIT A(V)          Non-Competition Agreement - Lee Roberson
EXHIBIT B                      Bill of Sale and Assignment
EXHIBIT C(I)          Warranty Deed - West County Road Property
EXHIBIT C(II)         Warranty Deed - Marland Street Property

                            ASSET PURCHASE AGREEMENT



         ASSET PURCHASE AGREEMENT, dated as of April 22, 1997 (this "Agreement"), among PATTERSON DRILLING COMPANY ("PDC"), a Delaware corporation and a wholly-owned subsidiary of Patterson Energy, Inc. ("PEC"), and ZIADRIL, INC., a privately-held New Mexico corporation ("ZIADRIL").



                                  WITNESSETH:

         WHEREAS, ZIADRIL owns five drilling rigs, related drilling equipment and office equipment and vehicles (collectively, the "Drilling Rigs, Equipment and Vehicles"), and two parcels of real property owned by ZIADRIL on West County Road (the "West County Road Property") and Marland Street (the "Marland Street Property"), respectively, in Hobbs, New Mexico (collectively, the "Real Property"), all as more particularly described on Annex 1, in the case of the Drilling Rigs, Equipment and Vehicles and Annex 2, in the case of the Real Property;

         WHEREAS, PDC desires to purchase, and ZIADRIL desires to sell, all of ZIADRIL's right, title and interest in and to the Drilling Rigs, Equipment and Vehicles and in the Real Property (the "Asset Purchase") for the consideration set forth and provided for herein; and

         WHEREAS, PDC, on the one hand, and ZIADRIL, on the other, desire to make certain representations, warranties and agreements in connection with the Asset Purchase.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                               THE ASSET PURCHASE


         SECTION 1.1 The Asset Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.3 below) provided herein, PDC shall purchase from ZIADRIL and ZIADRIL shall sell to PDC, all of ZIADRIL's right, title and interest in and to the Real Property and in and to the Drilling Rigs, Equipment and Vehicles "as is, where is," with no representation or warranty as to condition.

         SECTION 1.2 Purchase Price. PDC agrees to pay to ZIADRIL at the Closing a total of $3,500,000 (the "Purchase Price") for all of ZIADRIL's right, title and interest in and to the Drilling Rigs, Equipment and Vehicles and in and to the Real Property. The Purchase Price shall be paid by cashier's check.

         SECTION 1.3 Closing. The closing of the Asset Purchase (the "Closing") shall take place at 9:00 a.m., local time, on the date of this Agreement at the offices of Patterson Energy, Inc., in Snyder, Texas or at such other time and place as PDC and ZIADRIL shall agree.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PDC


         PDC represents and warrants to ZIADRIL as follows:

         SECTION 2.1 Organization, Standing and Power. PDC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

         SECTION 2.2 Authority; Non-Contravention. PDC has all requisite power and authority to enter into this Agreement and to consummate the Asset Purchase. The execution and delivery by PDC of this Agreement and the consummation by PDC of the Asset Purchase have been duly authorized by all necessary corporate action on the part of PDC. This Agreement has been duly executed and delivered by PDC and (assuming the valid authorization, execution and delivery of this Agreement by ZIADRIL) constitutes a valid and binding obligation of PDC enforceable against PDC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency") is required by or with respect to PDC in connection with the execution and delivery of this Agreement by PDC or is necessary for the consummation by PDC of the Asset Purchase.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ZIADRIL


         SECTION 3.1 Organization, Standing and Power. ZIADRIL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico and has the requisite corporate power and authority to carry on its business as now being conducted.

         SECTION 3.2 Authority; Non-Contravention. ZIADRIL has all requisite power and authority to enter into this Agreement and to consummate the Asset Purchase. This Agreement has been duly executed and delivered by ZIADRIL and (assuming the valid authorization, execution and delivery of this Agreement by PDC) constitutes a valid and binding obligation of ZIADRIL enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Asset Purchase and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of ZIADRIL under, any provision of (i) the Articles of Incorporation or Bylaws of ZIADRIL (true and complete copies of which as of the date hereof have been delivered to PDC), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ZIADRIL or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ZIADRIL or any of its respective properties or assets. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to ZIADRIL in connection with the execution and delivery of this Agreement by ZIADRIL or is necessary for the consummation by ZIADRIL of the Asset Purchase.

         SECTION 3.3  Environmental Matters.

                 (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on ZIADRIL, to the actual knowledge of ZIADRIL:

                 (i) ZIADRIL holds, and is in compliance with and has been in compliance with for the last three years, all Environmental Permits, and is otherwise in substantial compliance and has been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by ZIADRIL with Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by ZIADRIL of the transactions contemplated hereby or the operation of the business of ZIADRIL on the date of the Closing;

                 (iii) Except with respect to the two storage tanks removed from the Marland Street Property, ZIADRIL has not received any Environmental Claim, nor has any Environmental Claim been threatened against ZIADRIL;

                 (iv) ZIADRIL has not entered into, agreed to or is not subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                 (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which ZIADRIL would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                 (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of ZIADRIL under any Environmental Laws.

                 (b) For purposes of this Agreement, the terms below shall have the following meanings:

                 "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to ZIADRIL asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of ZIADRIL under any Environmental Law.

                 "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for ZIADRIL to conduct its operations as presently conducted.

                 "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                 "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

                 "Material Adverse Effect" means any change or effect that is or, as far as can reasonably be determined, is likely to be materially adverse to the assets, properties, conditions (financial or otherwise), business or results of operations of ZIADRIL.

         SECTION 3.4 Title. Set forth in Annex 1 and Annex 2 is a description of the Drilling Rigs, Equipment and Vehicles and of the Real Property, respectively, which description is accurate and complete in all material respects. ZIADRIL has good and, in the case of the Real Property, indefeasible title to a 100% interest in the Drilling Rigs, Equipment and Vehicles and in the Real Property, subject to no Liens except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith, and (ii) any Liens arising by operation of law securing obligations not yet overdue.
For purposes of this Agreement "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

         SECTION 3.5 Drilling Contracts and Other Agreements. Set forth in Annex 3 is a true and complete list of all oral and written drilling contracts (the "Drilling Contracts") and other agreements (the "Other Agreements") relating to the Drilling Rigs, Equipment and Vehicles or the Real Property to which ZIADRIL is a party. A complete copy of each of the Drilling Contracts and Other Agreements has previously been delivered to PDC. Each of the Drilling Contracts and the Other Agreements has been fully performed by ZIADRIL to date, and is in good standing and in full force and effect. Except as set forth on Annex 3, none of the Real Property or Drilling Rigs, Equipment and Vehicles is subject to any written or oral contracts and agreements.

         SECTION 3.6 Litigation. Other than possible workman's compensation cases, there is no suit, action, investigation or proceeding pending or, to the knowledge of ZIADRIL, threatened against ZIADRIL at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

         SECTION 3.7 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ZIADRIL.

         SECTION 3.8 Normal Operations. All wells currently being drilled by ZIADRIL under the Drilling Contracts are drilling under normal operations.

         SECTION 3.9 Stock Ownership and Control. No person: (i) beneficially owns 50 percent or more of the outstanding voting securities of ZIADRIL or (ii) has the contractual power to designate 50 percent or more of the members of the ZIADRIL Board of Directors. Annex 4 sets forth a true and correct list of the holders of ZIADRIL's voting securities and the number of such securities filed by each such holder.


                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS


         SECTION 4.1 Fees and Expenses. All costs and expenses incurred by PDC in connection with this Agreement and the transactions contemplated hereby shall be paid by PDC; such costs and expenses incurred by ZIADRIL shall be paid by ZIADRIL.

         SECTION 4.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Asset Purchase and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

         SECTION 4.3 ZIADRIL Indemnification. On and after the Closing Date, ZIADRIL, and Joe Smith ("Smith"), Ken Bromley ("Bromley") and Billy Jensen ("Jensen"), each of whom is an officer, director or a stockholder of ZIADRIL, and Lee Roberson, a consultant to ZIADRIL, shall jointly and severally indemnify and hold PEC and PDC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonably attorneys' fees of PEC or PDC), relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of ZIADRIL contained in this Agreement. This indemnification provided for in this
Section 4.3 shall terminate and be of no further force and effect one and one-half years from the Closing Date, except as to any representation or warranty as to which a written notice of claim for indemnification has been given to ZIADRIL, Smith, Bromley, Jensen and Roberson prior to the expiration of such one and one-half year period.

         SECTION 4.4 Public Announcements. Unless otherwise required by law or the rules and regulations of the Securities and Exchange Commission, neither PDC, PEC nor ZIADRIL shall issue any press release or make any public statement with respect to the Asset Purchase prior to Closing.

         SECTION 4.5 PDC Assumption of Drilling Contracts; ZIADRIL Invoicing of Direct Costs. Effective as of 7:00 a.m. Snyder, Texas time on the date of this Agreement ("Effective Time of Assumption"), PDC shall assume all obligations and rights and benefits of ZIADRIL under each of the Drilling Contracts. In addition, within 30 days following Closing, ZIADRIL shall invoice PDC for all direct costs (actual third-party charges and labor) plus a daily proration of the salaries of

Jensen and Judy Streun and trucking expenses incurred by ZIADRIL under each of the Drilling Contracts prior to the Effective Time of Assumption, which invoices shall be paid to ZIADRIL by PDC within 30 days of receipt by PDC.

         SECTION 4.6 PDC Indemnification. PDC shall indemnify and hold ZIADRIL harmless from all costs and liabilities (including reasonable attorney's fees) incurred by ZIADRIL under any of the Drilling Contracts for events occurring after the Effective Time of Assumption.

         SECTION 4.7 Sales and Transfer Taxes. ZIADRIL agrees to pay any and all sales and/or transfer taxes due with respect to the Asset Purchase.

         SECTION 4.8 Real Estate Taxes. ZIADRIL and PDC agree that general real estate taxes based on the actual tax bill for the year of Closing and, if such tax bill is not available, the most recent mill levy and assessment, rents, water and service charges and any special assessments or other charges on the Real Property shall be prorated between ZIADRIL and PDC to the date of Closing. Such prorations shall be final.


                                   ARTICLE V

                   CONDITIONS PRECEDENT TO THE ASSET PURCHASE

         SECTION 5.1 Conditions to Each Party's Obligation to Effect the Asset Purchase. The respective obligations of each party to effect the Asset Purchase shall be subject to the fulfillment or waiver (where permissible) at or prior to the Closing Date of each of the following conditions:

                 (a) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Asset Purchase or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                 (b) Consents. ZIADRIL shall have received written consents of the other party or parties to each of the Drilling Contracts for the assumption thereof by PDC pursuant to the provisions of Section 4.5 of this Agreement and delivered copies thereof to PDC.

                 (c) Non-Competition Agreements. A Non-Competition Agreement in the respective forms attached hereto as Exhibits A(I), A(II), A(III), A(IV) and A(V) shall have been executed and delivered by ZIADRIL, Smith, Bromley, Jensen and Roberson, as the case may be.

         SECTION 5.2 Conditions to Obligation of ZIADRIL to Effect the Asset Purchase. The obligation of ZIADRIL to effect the Asset Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that ZIADRIL may waive any of such conditions in its sole discretion:

                 (a) Performance of Obligations; Representations and Warranties. PDC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing, each of the representations and warranties of PDC contained in this Agreement shall be true and correct on and as of the Closing.

                 (b) Officers' Certificate. PDC shall have furnished to ZIADRIL a certificate, dated the Closing, signed by the appropriate officers of PDC, certifying to the effect that to the best of the knowledge and belief of PDC, the conditions set forth in Section 5.1 and Section 5.2(a) have been satisfied in full.

                 (c) Payment of Purchase Price. PDC shall have made delivery of the Purchase Price as provided in Section 1.2 of this Agreement.

         SECTION 5.3 Conditions to Obligations of PDC to Effect the Asset Purchase. The obligations of PDC to effect the Asset Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, provided that PDC may waive any such conditions in its sole discretion:

                 (a) Performance of Obligations; Representations and Warranties. ZIADRIL shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing, each of the respective representations and warranties of ZIADRIL contained in this Agreement shall be true and correct on and as of the Closing shall be true in all material respects on and as of the Closing.

                 (b) Officers' Certificate. ZIADRIL shall have furnished to PDC a certificate, dated the Closing, certifying to the effect that to the best of the knowledge and belief of ZIADRIL, the conditions set forth in
Section 5.1 and Section 5.3(a) have been satisfied.

                 (c) Opinion of Counsel. PDC shall have received an opinion of counsel from Tommy D. Parker, Esq., Hobbs, New Mexico counsel to ZIADRIL, dated the Closing, substantially to the effect that:

                 (i) The incorporation, existence and good standing of ZIADRIL are as stated in this Agreement.

                 (ii) This Agreement has been duly authorized, executed and delivered by ZIADRIL, and (assuming the due and valid authorization, execution and delivery by PDC) constitutes the legal, valid and binding agreement of ZIADRIL enforceable against ZIADRIL in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (iii) The execution and performance by ZIADRIL of this Agreement will not violate the Articles of Incorporation or Bylaws of ZIADRIL and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which ZIADRIL is a party or to which it or any of its properties or assets may be bound.

                 (iv) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting ZIADRIL by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                 (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of ZIADRIL for consummation of the transactions contemplated by this Agreement.

                 (vi) Each Non-Competition Agreement between PDC and each of ZIADRIL, Smith, Bromley, Jensen and Roberson constitutes the legal, valid and binding agreement of it/him enforceable against it/him in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

In rendering such opinion, counsel for ZIADRIL may rely as to matters of fact upon the representations of officers of ZIADRIL contained in any certificate delivered to such counsel and certificates of public officials.

         Such opinion shall be limited to the laws of the United States of America and the State of New Mexico.

                 (d) Bill of Sale and Assignment. ZIADRIL shall have executed and delivered the Bill of Sale and Assignment, in the form attached hereto as Exhibit B, covering the Drilling Rigs, Equipment and Vehicles and office equipment set forth on Annex 1 and the Drilling Contracts and Other Agreements set forth on Annex 3.

                 (e) Warranty Deeds. ZIADRIL shall have executed and delivered the respective Warranty Deeds covering the Real Property in the forms attached hereto as Exhibits C(I) and C(II) relating to the West County Road Property and the Marland Street Property, respectively.

                 (f) Title Insurance. PDC shall have obtained title commitments for title insurance on the Real Property, the cost of which shall be paid by PDC.

                 (g) Titles. ZIADRIL shall have endorsed and delivered the title certificates to the motor vehicles described in Annex 1.


                                   ARTICLE VI

                               GENERAL PROVISIONS


         SECTION 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to PDC, to:

                          Patterson Energy, Inc.
                          4510 Lamesa Highway
                          P.O. Drawer 1416
                          Snyder, Texas   79550

                          Attention:  A. Glenn Patterson
                                      President and Chief Operating Officer

                 with copies to:

                          Thomas H. Maxfield, Esq.
                          Baker & Hostetler LLP
                          303 East 17th Avenue, Suite 1100
                          Denver, Colorado   80203-1264

                 (b)      if to ZIADRIL, to:

                          Joe Smith, President
                          ZIADRIL, Inc.
                          P.O. Box 1860
                          Hobbs, New Mexico  88240


                 with copies to:

                          Tommy D. Parker, Esq.
                          206 West Snyder
                          Hobbs, New Mexico   88240

         SECTION 6.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof', "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 6.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 6.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for ZIADRIL hereto may rely upon the representations and warranties of ZIADRIL contained herein and in the certificates delivered pursuant to Section 5.3(b).

         SECTION 6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Mexico, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         SECTION 6.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, PDC and ZIADRIL have executed this Agreement as of the date first written above.


                                       PDC:

                                       PATTERSON DRILLING COMPANY




                                       By: /s/ A. Glenn Patterson
                                          -------------------------------------

                                           A. Glenn Patterson
                                           President and Chief Operating Officer

Attest:



/s/ James C. Brown
------------------------------------

James C. Brown, Secretary



                                       ZIADRIL:

                                       ZIADRIL, INC.




                                       By: /s/ Joe Smith
                                          -------------------------------------

                                           Joe Smith
                                           President
Attest:



/s/ Nancy A. Shelley
------------------------------------
Nancy A. Shelley, Secretary



         TO INDUCE PATTERSON ENERGY, INC. TO ENTER INTO THIS ASSET PURCHASE AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE UNDERSIGNED,

BEING OFFICERS, DIRECTORS, STOCKHOLDERS OF ZIADRIL, INC. IN THE CASE OF JOE SMITH, KEN BROMLEY AND BILLY JENSEN, OR A CONSULTANT TO ZIADRIL, INC. IN THE CASE OF LEE ROBERSON, ACCEPT AND AGREE TO BE BOUND BY THE INDEMNIFICATION PROVISIONS OF SECTION 4.3 OF THE ABOVE ASSET PURCHASE AGREEMENT.



/s/ Joe Smith                          /s/ Billy Jensen
------------------------------------   ------------------------------------

Joe Smith                              Billy Jensen



/s/ Ken Bromley                        /s/ Lee Roberson
------------------------------------   ------------------------------------

Ken Bromley                            Lee Roberson

                                    ANNEX 1
                                       TO
                            ASSET PURCHASE AGREEMENT


                    DESCRIPTION OF DRILLING RIGS, EQUIPMENT
                                  AND VEHICLES
                               PER WHEREAS CLAUSE



A.       DRILLING RIGS AND EQUIPMENT.

         RIG NO.                  DRAWWORKS MANUFACTURER
         -------                  ----------------------
            2                     EMSCO GB-800
            3                     MID-CONTINENT V-712-A
            6                     SKYTOP BREWSTER N-75
            7                     BREWSTER N-75
           10                     MID CONTINENT V-36-A


         All related yard equipment, including engines, mud pumps, derricks and substructives, rotary tables, forklift, sand blaster, BOP shafter and drill bits and all tubular goods on the rigs and in the yard.

         NOTE: For more specific information concerning the rigs and related equipment, see Appendix I, to Bill of Sale and Assignment attached to this Agreement as Exhibit B.

B.       VEHICLES.

         All vehicles owned by ZIADRIL on March 31, 1997, consisting of 11 pickups and two trucks and trailers.

         NOTE: For more specific information concerning the vehicles, see Appendix I, to Bill of Sale and Assignment attached to this Agreement as Exhibit B.

C.       OFFICE EQUIPMENT.

         All office equipment owned by ZIADRIL.

                                    ANNEX 2
                                       TO
                            ASSET PURCHASE AGREEMENT


                          DESCRIPTION OF REAL PROPERTY
                               PER WHEREAS CLAUSE



         1. Building, shop and yard owned by ZIADRIL at 901 West Marland, Hobbs, New Mexico, including all improvements.

         2. The yard owned by ZIADRIL on West County Road, Hobbs, New Mexico, including all improvements.



         NOTE: The Real Property is more particularly described on the respective General Warranty Deeds attached to this Agreement as Exhibits C(I) and C(II).

                                    ANNEX 3
                                       TO
                            ASSET PURCHASE AGREEMENT


                     LIST OF DRILLING CONTRACTS AND OTHER
                          AGREEMENTS PER SECTION 3.5



A.       DRILLING CONTRACTS.

         1. Drilling Contract dated March 12, 1997, between Penwell Energy, Inc. and ZIADRIL, Inc.

         2. Drilling Contract dated March 25, 1997, between Chesapeake Operating, Inc. and ZIADRIL, Inc.

         3. Drilling Contract dated March 26, 1997, between Penwell Energy, Inc. and ZIADRIL, Inc.

         4. Drilling Contract dated February 24, 1997, between John L. Fox and ZIADRIL, Inc.

         5. Drilling Contract dated February 28, 1997, between Amerlind Oil Company, Ltd. and ZIADRIL, Inc.

B.       OTHER AGREEMENTS.

         1. Lease Agreement dated August 1, 1990, between ZIADRIL, Inc. as lessor, and Wilson Industries, Inc. as lessee.

         2. Commercial Lease and Deposit Receipt dated August 23, 1995, from Bo Blackwood, agent for Crystal Clear Water Sales and Services to ZIADRIL, Inc.

         3. 1st Equity Realtors, Inc. Property Leasing Agreement dated August 25, 1995, between ZIADRIL, Inc. and First Equity Realtors, Inc.

                                    ANNEX 4
                                       TO
                            ASSET PURCHASE AGREEMENT


                          LIST OF ZIADRIL STOCKHOLDERS
                                PER SECTION 3.9



                           ZIADRIL, INC. SHAREHOLDERS


                                                   NUMBER OF
 NAME                                                SHARES           PERCENTAGE
--------------------------------------------------------------------------------
 Randy Allison . . . . . . . . . . . . . . .          122.73           0.001185

 Ricky Alavardo  . . . . . . . . . . . . . .          130.38           0.001259

 Jackie Brantner . . . . . . . . . . . . . .          115.66           0.001116

 Ken Bromley . . . . . . . . . . . . . . . .       10,934.89           0.105550

 James Bullock . . . . . . . . . . . . . . .        8,213.34           0.079280

 Latricia Quiroz . . . . . . . . . . . . . .        2,849.06           0.027501

 Ronald Campbell . . . . . . . . . . . . . .           75.84           0.000732

 Danny Compton . . . . . . . . . . . . . . .          190.94           0.001843

 Richard Cortez  . . . . . . . . . . . . . .            3.60           0.000035

 Carlos Davila . . . . . . . . . . . . . . .           81.78           0.000789

 Eric Davis  . . . . . . . . . . . . . . . .           57.04           0.000551

 Larry Fagan . . . . . . . . . . . . . . . .          234.80           0.002266

 Joe Fixel . . . . . . . . . . . . . . . . .          296.20           0.002859

 Jason Flowers . . . . . . . . . . . . . . .           50.13           0.000484

 Samuel Freeman  . . . . . . . . . . . . . .           56.44           0.000545

 Paul Garner . . . . . . . . . . . . . . . .           59.33           0.000573

 Tom Gilcrease . . . . . . . . . . . . . . .        1,272.65           0.012284

 Kenneth Goldsmith . . . . . . . . . . . . .          429.80           0.004149

 Melva Graham  . . . . . . . . . . . . . . .          488.74           0.004718

 Kirby Gray  . . . . . . . . . . . . . . . .           97.97           0.000946

 Kevin Griffin . . . . . . . . . . . . . . .          324.29           0.003130

 Louis Grossman  . . . . . . . . . . . . . .          333.39           0.003218

                                                   NUMBER OF
 NAME                                                SHARES           PERCENTAGE
--------------------------------------------------------------------------------
 George Herd . . . . . . . . . . . . . . . .           80.30           0.000775

 Eloy Heredia  . . . . . . . . . . . . . . .        1,570.18           0.015156

 Scott Holm  . . . . . . . . . . . . . . . .          108.84           0.001051

 Joe Janica  . . . . . . . . . . . . . . . .          100.00           0.000965

 Billy Jensen  . . . . . . . . . . . . . . .        9,022.63           0.087092

 Keith Jernigan  . . . . . . . . . . . . . .        2,263.30           0.021847

 Douglas Keen  . . . . . . . . . . . . . . .           64.45           0.000622

 Paul Landrum  . . . . . . . . . . . . . . .          135.76           0.001310

 Roger Larmon  . . . . . . . . . . . . . . .          111.92           0.001080

 Russell Loven . . . . . . . . . . . . . . .        6,213.26           0.059974

 Michael Malone  . . . . . . . . . . . . . .        1,296.27           0.012512

 Teddy Martin  . . . . . . . . . . . . . . .            2.50           0.000024

 Issicc Miller . . . . . . . . . . . . . . .           46.40           0.000448

 Carl Morley . . . . . . . . . . . . . . . .           36.02           0.000348

 Robert Northcutt  . . . . . . . . . . . . .          732.01           0.007066

 Charles Noseff  . . . . . . . . . . . . . .        4,908.32           0.047378

 Paul Noseff . . . . . . . . . . . . . . . .           68.37           0.000660

 Shirrel Noseff  . . . . . . . . . . . . . .       14,369.91           0.138708

 Carroll Oldaker . . . . . . . . . . . . . .          516.03           0.004981

 Roger Oldaker . . . . . . . . . . . . . . .          408.32           0.003941

 Howard Perkins  . . . . . . . . . . . . . .            3.52           0.000034

 Virginia Perry  . . . . . . . . . . . . . .        1,509.60           0.014572

 James R. Rippy  . . . . . . . . . . . . . .        2,403.59           0.023201

 David Rodriquez . . . . . . . . . . . . . .          145.78           0.001407

 Pete Rodriquez  . . . . . . . . . . . . . .           53.43           0.000516

 Larry Romero  . . . . . . . . . . . . . . .          242.62           0.002342

 James Scarborough . . . . . . . . . . . . .           74.08           0.000715

 Joe Scott . . . . . . . . . . . . . . . . .           88.11           0.000850

 Michael Sharp . . . . . . . . . . . . . . .          200.70           0.001937

 Nancy Shelley . . . . . . . . . . . . . . .       15,856.41           0.153056

 Howard Smith  . . . . . . . . . . . . . . .          105.03           0.001014

                                                   NUMBER OF
 NAME                                                SHARES           PERCENTAGE
--------------------------------------------------------------------------------
 Joe Smith . . . . . . . . . . . . . . . . .        10,931.78           0.105520

 Judy Streun . . . . . . . . . . . . . . . .            30.16           0.000291

 Bradley Tate  . . . . . . . . . . . . . . .            49.58           0.000479

 Clifford Thomas . . . . . . . . . . . . . .            68.23           0.000659

 Chris Van Dorren  . . . . . . . . . . . . .           911.48           0.008798

 Charles Wegner, Jr. . . . . . . . . . . . .            56.70           0.000547

 Delmar Ray White  . . . . . . . . . . . . .         2,388.92           0.023059

 Richard Woodall . . . . . . . . . . . . . .             5.17           0.000050
                                                   ----------           --------



 TOTALS                                            103,598.66               1.00
                                                   ==========           ========

                                                                    EXHIBIT A(I)



                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT


                 THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of April, 1997 (this "Agreement"), by and between PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), and ZIADRIL, INC., a New Mexico corporation ("ZIADRIL").


                                   RECITALS:

                 A. Simultaneously with the execution of this Agreement, PDC and ZIADRIL have entered into that certain Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock, office equipment and real property owned by ZIADRIL.

                 B. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                 1.       Period of Agreement.

                 The period of this Agreement shall commence on the date hereof and remain in effect through May 1, 2002.

                 2.       Covenant Not to Compete.

                 (a) ZIADRIL covenants and agrees that during the Non-Compete Period, ZIADRIL shall not, without the prior written consent of PDC, directly or indirectly, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in, the contract oil and gas well drilling business within the Permian Basin of West Texas and Southeastern New Mexico (the "Competitive Business"); provided, however, that ZIADRIL may invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock





                                  Exh A(I) - 1
of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PDC or any affiliate of PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which ZIADRIL is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which ZIADRIL is in breach of the terms of this section.

                 (b) It is understood by and between the parties hereto that the foregoing covenant by ZIADRIL not to enter into competition with PDC as set forth in Section 2(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of ZIADRIL to comply with such covenant, PDC would not have agreed to enter into this Agreement or the Asset Purchase Agreement. PDC and ZIADRIL have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PDC and its affiliates. ZIADRIL agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic hardship on ZIADRIL.

                 3.       Restrictions on Soliciting Business of PDC.

                 ZIADRIL further covenants and agrees that during the Non-Compete Period, ZIADRIL will not, either for itself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PDC:

                 (a) Solicit or hire any of the employees of PDC or solicit or take away any of PDC's customers, lessors, or suppliers or attempt any of the foregoing:

                 (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 2 hereof; or

                 (c) Engage in any act which would interfere with or harm any business relationship PDC has with any customer, lessor, employee, principal or supplier.

                 4.       Specific Performance.

                 Without intending to limit the remedies available to PDC, ZIADRIL acknowledges that PDC will have no adequate remedies at law if ZIADRIL violates the terms of Section 3 or 4, hereof. In such event, ZIADRIL agrees that PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PDC from pursuing any other remedies available to PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from ZIADRIL.





                                  Exh A(I) - 2

                 The provisions of this Section 4 shall survive the expiration, termination or cancellation of this Agreement.

                 5.       Attorneys Fees and Costs.

                 If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

                 6.       Representations and Warranties of PDC and ZIADRIL.

                 (a) Representations and Warranties of PDC. PDC hereby represents and warrants to ZIADRIL that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PDC; (iii) the execution of this Agreement by PDC and performance of PDC's obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PDC.

                 (b) Representations and Warranties of ZIADRIL. ZIADRIL hereby represents and warrants to PDC that: (i) ZIADRIL has the capacity and power to enter into and perform obligations of ZIADRIL under this Agreement;
(ii) ZIADRIL has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of ZIADRIL hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of ZIADRIL.

                 7.       General Provisions.

                 (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                 (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                 (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in New Mexico having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party





                                  Exh A(I) - 3
in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                 (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                 (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of ZIADRIL, and provided further that a transfer by PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 8(e).

                 (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                 (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                 (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.





                                 Exh A(I) - 4

                 To PDC:
                                  Patterson Drilling Company
                                  4510 Lamesa Highway
                                  P.O. Drawer 1410
                                  Snyder, Texas   79550
                                  Facsimile:  (915) 573-0281
                                  Attention:  A. Glenn Patterson
                                              President and Chief Operating
                                              Officer

                 To ZIADRIL:
                                  ZIADRIL, Inc.
                                  P.O. Box 1860
                                  Hobbs, New Mexico  88240

                 with copies to:
                                  Tommy D. Parker, Esq.
                                  206 West Snyder
                                  Hobbs, New Mexico   88740

                 (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.

                                        "PDC"

                                        PATTERSON DRILLING COMPANY


                                        By:
                                           ------------------------------------
                                            A. Glenn Patterson
                                            President

                                        "ZIADRIL"

                                        ZIADRIL, INC.


                                        By:
                                           -------------------------------------
                                            Joe Smith
                                            President





                                 Exh A(I) - 5

                                                                   EXHIBIT A(II)



                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



                 THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of April, 1997 (this "Agreement"), by and between PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), and JOE SMITH, an individual residing in Hobbs, New Mexico ("J Smith").


                                   RECITALS:

                 C. Simultaneously with the execution of this Agreement, PDC has entered into that certain Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), between PDC and ZIADRIL, Inc. ("ZIADRIL"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and office equipment owned by ZIADRIL.

                 D. J Smith is an officer, a director and a stockholder of ZIADRIL.

                 E. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                 1.       Period of Agreement.

                 The period of this Agreement shall commence on the date hereof and remain in effect through May 1, 2002, unless sooner terminated as the result of the death of J Smith (the "Non-Compete Period").

                 2.       Compensation.

                 Simultaneously with the execution of this Agreement, PDC has paid J Smith, by cashier's check, the amount of $675,000 as compensation for entering into this Agreement.





                                  Exh A(II)-1

                 3.       Covenant Not to Compete.

                 (a) J Smith covenants and agrees that during the Non-Compete Period, J Smith shall not, without the prior written consent of PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in, the contract oil and gas well drilling business within the Permian Basin of West Texas and Southeastern New Mexico (the "Competitive Business"); provided, however, that J Smith may invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if:
(A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PDC or any affiliate of PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which J Smith is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which J Smith is in breach of the terms of this section.

                 (b) It is understood by and between the parties hereto that the foregoing covenant by J Smith not to enter into competition with PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of J Smith to comply with such covenant, PDC would not have agreed to enter into this Agreement or the Asset Purchase Agreement. PDC and J Smith have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PDC and its affiliates. J Smith agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on J Smith.

                 4.       Restrictions on Soliciting Business of PDC.

                 J Smith further covenants and agrees that during the Non-Compete Period, J Smith will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PDC:

                 (a) Solicit or hire any of the employees of PDC or solicit or take away any of PDC's customers, lessors, or suppliers or attempt any of the foregoing:

                 (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 3 hereof; or





                                  Exh A(II)-2

                 (c) Engage in any act which would interfere with or harm any business relationship PDC has with any customer, lessor, employee, principal or supplier.

                 5.       Specific Performance.

                 Without intending to limit the remedies available to PDC, J Smith acknowledges that PDC will have no adequate remedies at law if J Smith violates the terms of Section 3 or 4, hereof. In such event, J Smith agrees that PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PDC from pursuing any other remedies available to PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from J Smith.

                 The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

                 6.       Attorneys Fees and Costs.

                 If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

                 7.       Representations and Warranties of PDC and J Smith.

                 (a) Representations and Warranties of PDC. PDC hereby represents and warrants to J Smith that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PDC; (iii) the execution of this Agreement by PDC and performance of PDC's obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PDC.

                 (b) Representations and Warranties of J Smith. J Smith hereby represents and warrants to PDC that: (i) J Smith has the capacity and power to enter into and perform obligations of J Smith under this Agreement;
(ii) J Smith has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of J Smith hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of J Smith.

                 8.       General Provisions.

                 (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.





                                  Exh A(II)-3

                 (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                 (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in New Mexico having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                 (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                 (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of J Smith, and provided further that a transfer by PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 8(e).

                 (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                 (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                 (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.





                                  Exh A(II)-4

                 (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                 To PDC:

                                  Patterson Drilling Company
                                  4510 Lamesa Highway
                                  P.O. Drawer 1410
                                  Snyder, Texas   79550
                                  Facsimile:  (915) 573-0281
                                  Attention:  A. Glenn Patterson
                                              President and Chief Operating
                                              Officer

                 To J Smith:

                                  Joe Smith
                                  1116 Jicarilla
                                  Hobbs, New Mexico  88240

                 with copies to:

                                  Tommy D. Parker, Esq.
                                  206 West Snyder
                                  Hobbs, New Mexico   88240

                 (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





                                  Exh A(II)-5

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                        "PDC"

                                        PATTERSON DRILLING COMPANY



                                        By:
                                           -------------------------------------
                                            A. Glenn Patterson
                                            President


                                        "J SMITH"




                                        ----------------------------------------
                                        Joe Smith





                                 Exh A(II)-6

                                                                  EXHIBIT A(III)



                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



                 THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of April, 1997 (this "Agreement"), by and between PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), and KEN BROMLEY, an individual residing in Hobbs, New Mexico ("K Bromley").


                                   RECITALS:

                 F. Simultaneously with the execution of this Agreement, PDC has entered into that certain Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), between PDC and ZIADRIL, Inc. ("ZIADRIL"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and office equipment owned by ZIADRIL.

                 G. Ken Bromley is an officer, a director and a stockholder of ZIADRIL.

                 H. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                 1.       Period of Agreement.

                 The period of this Agreement shall commence on the date hereof and remain in effect through May 1, 2002, unless sooner terminated as the result of the death of K Bromley (the "Non-Compete Period").

                 2.       Compensation.

                 Simultaneously with the execution of this Agreement, PDC has paid K Bromley, by cashier's check, the amount of $675,000 as compensation for entering into this Agreement.





                                  Exh A(III)-1

                 3.       Covenant Not to Compete.

                 (a) K Bromley covenants and agrees that during the Non-Compete Period, K Bromley shall not, without the prior written consent of PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in, the contract oil and gas well drilling business within the Permian Basin of West Texas and Southeastern New Mexico (the "Competitive Business"); provided, however, that K Bromley may invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if:
(A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PDC or any affiliate of PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which K Bromley is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which K Bromley is in breach of the terms of this section.

                 (b) It is understood by and between the parties hereto that the foregoing covenant by K Bromley not to enter into competition with PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of K Bromley to comply with such covenant, PDC would not have agreed to enter into this Agreement or the Asset Purchase Agreement. PDC and K Bromley have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PDC and its affiliates. K Bromley agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on K Bromley.

                 4.       Restrictions on Soliciting Business of PDC.

                 K Bromley further covenants and agrees that during the Non-Compete Period, K Bromley will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PDC:

                 (a) Solicit or hire any of the employees of PDC or solicit or take away any of PDC's customers, lessors, or suppliers or attempt any of the foregoing:

                 (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 3 hereof; or





                                  Exh A(III)-2

                 (c) Engage in any act which would interfere with or harm any business relationship PDC has with any customer, lessor, employee, principal or supplier.

                 5.       Specific Performance.

                 Without intending to limit the remedies available to PDC, K Bromley acknowledges that PDC will have no adequate remedies at law if K Bromley violates the terms of Section 3 or 4, hereof. In such event, K Bromley agrees that PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PDC from pursuing any other remedies available to PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from K Bromley.

                 The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

                 6.       Attorneys Fees and Costs.

                 If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

                 7.       Representations and Warranties of PDC and K Bromley.

                 (a) Representations and Warranties of PDC. PDC hereby represents and warrants to K Bromley that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PDC; (iii) the execution of this Agreement by PDC and performance of PDC's obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PDC.

                 (b) Representations and Warranties of K Bromley. K Bromley hereby represents and warrants to PDC that: (i) K Bromley has the capacity and power to enter into and perform obligations of K Bromley under this Agreement; (ii) K Bromley has duly and validly executed this Agreement;
(iii) the execution of this Agreement and performance of obligations of K Bromley hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of K Bromley.

                 8.       General Provisions.

                 (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.





                                  Exh A(III)-3

                 (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                 (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in New Mexico having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                 (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                 (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of K Bromley, and provided further that a transfer by PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 8(e).

                 (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                 (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                 (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.





                                  Exh A(III)-4

                 (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                 To PDC:

                                  Patterson Drilling Company
                                  4510 Lamesa Highway
                                  P.O. Drawer 1410
                                  Snyder, Texas   79550
                                  Facsimile:  (915) 573-0281
                                  Attention:  A. Glenn Patterson
                                              President and Chief Operating
                                              Officer

                 To K Bromley:

                                  Ken Bromley
                                  1318 Paige
                                  Hobbs, New Mexico  88240

                 with copies to:

                                  Tommy D. Parker, Esq.
                                  206 West Snyder
                                  Hobbs, New Mexico   88240

                 (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





                                  Exh A(III)-5

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                        "PDC"

                                        PATTERSON DRILLING COMPANY



                                        By:
                                           -------------------------------------
                                            A. Glenn Patterson
                                            President


                                        "K Bromley"




                                        ----------------------------------------
                                        Ken Bromley





                                 Exh A(III)-6

                                                                   EXHIBIT A(IV)



                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



                 THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of April, 1997 (this "Agreement"), by and between PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), and BILLY JENSEN, an individual residing in Hobbs, New Mexico ("B Jensen").


                                   RECITALS:

                 I. Simultaneously with the execution of this Agreement, PDC has entered into that certain Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), between PDC and ZIADRIL, Inc. ("ZIADRIL"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock, office equipment and real property owned by ZIADRIL.

                 J. Billy Jensen is an officer, a director and a stockholder of ZIADRIL.

                 K. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                 1.       Period of Agreement.

                 Unless sooner terminated as the result of the death of B Jensen, the period of this Agreement shall commence on the date hereof and remain in effect during the period of B Jensen's employment by PDC and shall end on the first to occur of the following (the "Non-Compete Period"): (i) one year following termination by PDC of B Jensen's employment if such termination is without Cause (as defined below); (ii) three years following termination by PDC of B Jensen's employment if such employment is for Cause (as defined below); or (iii) three years following the date of termination by B Jensen of his employment with PDC for any reason.

                 For purposes of this Agreement, termination for "Cause" means termination because of:





                                    A(IV)-1

                 (a) The continued failure by B Jensen to substantially perform or the gross negligence in the performance of his duties hereunder after PDC has made a written demand for performance which specifically identifies the manner in which it believed that B Jensen has not substantially performed his duties.

                 (b) The commission by B Jensen of a willful act of dishonesty or misconduct which is injurious to PDC or Patterson Energy, Inc. ("PEC") or any other subsidiary of PEC., or the breach of a fiduciary duty to PDC or PEC.


                 (c) A conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved not subject to further appeal or review, if such conviction or plea is injurious to PDC or PEC.

                 (d) The commission by B Jensen of repeated acts of substance abuse which are injurious to PDC or PEC.

                 2.       Compensation.

                 Simultaneously with the execution of this Agreement, PDC has paid B Jensen, by cashier's check, the amount of $200,000 as compensation for entering into this Agreement.

                 3.       Covenant Not to Compete.

                 (a) B Jensen covenants and agrees that during the Non-Compete Period, B Jensen shall not, without the prior written consent of PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in, the contract oil and gas well drilling business within the Permian Basin of West Texas and Southeastern New Mexico (the "Competitive Business"); provided, however, that B Jensen may invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if:
(A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PDC or any affiliate of PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which B Jensen is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which B Jensen is in breach of the terms of this section.

                 (b) It is understood by and between the parties hereto that the foregoing covenant by B Jensen not to enter into competition with PDC as set forth in Section 3(a) hereof is an essential





                                    A(IV)-2
element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of B Jensen to comply with such covenant, PDC would not have agreed to enter into this Agreement or the Asset Purchase Agreement. PDC and B Jensen have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PDC and its affiliates. B Jensen agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on B Jensen.

                 4.       Restrictions on Soliciting Business of PDC.

                 B Jensen further covenants and agrees that during the Non-Compete Period, B Jensen will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PDC:

                 (a) Solicit or hire any of the employees of PDC or solicit or take away any of PDC's customers, lessors, or suppliers or attempt any of the foregoing:

                 (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 3 hereof; or

                 (c) Engage in any act which would interfere with or harm any business relationship PDC has with any customer, lessor, employee, principal or supplier.

                 5.       Specific Performance.

                 Without intending to limit the remedies available to PDC, B Jensen acknowledges that PDC will have no adequate remedies at law if B Jensen violates the terms of Section 3 or 4, hereof. In such event, B Jensen agrees that PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PDC from pursuing any other remedies available to PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from B Jensen.

                 The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

                 6.       Attorneys Fees and Costs.

                 If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.





                                    A(IV)-3

                 7.       Representations and Warranties of PDC and B Jensen.

                 (a) Representations and Warranties of PDC. PDC hereby represents and warrants to B Jensen that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PDC; (iii) the execution of this Agreement by PDC and performance of PDC's obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PDC.

                 (b) Representations and Warranties of B Jensen. B Jensen hereby represents and warrants to PDC that: (i) B Jensen has the capacity and power to enter into and perform obligations of B Jensen under this Agreement;
(ii) B Jensen has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of B Jensen hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of B Jensen.

                 8.       General Provisions.

                 (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                 (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                 (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in New Mexico having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                 (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.





                                    A(IV)-4

                 (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of B Jensen, and provided further that a transfer by PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 8(e).

                 (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                 (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                 (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                 To PDC:

                          Patterson Drilling Company
                          4510 Lamesa Highway
                          P.O. Drawer 1410
                          Snyder, Texas   79550
                          Facsimile:  (915) 573-0281
                          Attention:  A. Glenn Patterson
                                      President and Chief Operating Officer





                                    A(IV)-5

                 To B Jensen:

                                  Billy Jensen
                                  1731 W. Alabama
                                  Hobbs, New Mexico  88240

                 with copies to:

                                  Tommy D. Parker, Esq.
                                  206 West Snyder
                                  Hobbs, New Mexico   88740

                 (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.

                                        "PDC"

                                        PATTERSON DRILLING COMPANY


                                        By:
                                           -------------------------------------
                                            A. Glenn Patterson
                                            President

                                        "B JENSEN"



                                        ----------------------------------------
                                        Billy Jensen





                                   A(IV)-6

                                                                    EXHIBIT A(V)



                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



                 THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of April, 1997 (this "Agreement"), by and between PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), and LEE ROBERSON, an individual residing in Hobbs, New Mexico ("L Roberson").


                                   RECITALS:

                 A. Simultaneously with the execution of this Agreement, PDC has entered into that certain Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), between PDC and ZIADRIL, Inc. ("ZIADRIL"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and office equipment owned by ZIADRIL.

                 B.       L Roberson is a consultant to ZIADRIL.

                 C. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                 1.       Period of Agreement.

                 The period of this Agreement shall commence on the date hereof and remain in effect through May 1, 2002, unless sooner terminated as the result of the death of L Roberson (the "Non-Compete Period").

                 2.       Compensation.

                 Simultaneously with the execution of this Agreement, PDC has paid L Roberson, by cashier's check, the amount of $450,000 as compensation for entering into this Agreement.





                                   Exh A(V)-1

                 3.       Covenant Not to Compete.

                 (a) L Roberson covenants and agrees that during the Non-Compete Period, L Roberson shall not, without the prior written consent of PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in, the contract oil and gas well drilling business within the Permian Basin of West Texas and Southeastern New Mexico (the "Competitive Business"); provided, however, that L Roberson may (1) be employed by a Competitive Business as long as he is employed in an accounting or similar role and does not have or attempt to have contact with customers or potential customers of the Competitive Business and does not otherwise act in a manner which would violate Section 4 hereof; and
(2) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PDC or any affiliate of PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which L Roberson is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which L Roberson is in breach of the terms of this section.

                 (b) It is understood by and between the parties hereto that the foregoing covenant by L Roberson not to enter into competition with PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of L Roberson to comply with such covenant, PDC would not have agreed to enter into this Agreement or the Asset Purchase Agreement. PDC and L Roberson have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PDC and its affiliates. L Roberson agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on L Roberson.

                 4.       Restrictions on Soliciting Business of PDC.

                 L Roberson further covenants and agrees that during the Non-Compete Period, L Roberson will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PDC:

                 (a) Solicit or hire any of the employees of PDC or solicit or take away any of PDC's customers, lessors, or suppliers or attempt any of the foregoing:





                                   Exh A(V)-2

                 (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 3 hereof; or

                 (c) Engage in any act which would interfere with or harm any business relationship PDC has with any customer, lessor, employee, principal or supplier.

                 5.       Specific Performance.

                 Without intending to limit the remedies available to PDC, L Roberson acknowledges that PDC will have no adequate remedies at law if L Roberson violates the terms of Section 3 or 4, hereof. In such event, L Roberson agrees that PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PDC from pursuing any other remedies available to PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from L Roberson.

                 The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

                 6.       Attorneys Fees and Costs.

                 If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

                 7.       Representations and Warranties of PDC and L Roberson.

                 (a) Representations and Warranties of PDC. PDC hereby represents and warrants to L Roberson that: (i) it has all requisite power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PDC; (iii) the execution of this Agreement by PDC and performance of PDC's obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PDC.

                 (b) Representations and Warranties of L Roberson. L Roberson hereby represents and warrants to PDC that: (i) L Roberson has the capacity and power to enter into and perform obligations of L Roberson under this Agreement; (ii) L Roberson has duly and validly executed this Agreement;
(iii) the execution of this Agreement and performance of obligations of L Roberson hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of L Roberson.





                                   Exh A(V)-3

                 8.       General Provisions.

                 (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                 (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                 (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in New Mexico having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                 (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

                 (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of L Roberson, and provided further that a transfer by PDC as a result of a merger or sale of all or substantially all of the assets of PDC with or to a third party that assumes PDC's obligations hereunder by operation of law or otherwise shall not constitute a prohibited assignment under this Section 8(e).

                 (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                 (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid





                                   Exh A(V)-4
provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                 (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                 To PDC:

                          Patterson Drilling Company
                          4510 Lamesa Highway
                          P.O. Drawer 1410
                          Snyder, Texas   79550
                          Facsimile:  (915) 573-0281
                          Attention:  A. Glenn Patterson
                                      President and Chief Operating Officer

                 To L Roberson:

                          Lee Roberson
                          3305 N. Grimes
                          Hobbs, New Mexico  88240

                 with copies to:

                          Tommy D. Parker, Esq.
                          206 West Snyder
                          Hobbs, New Mexico   88240

                 (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





                                   Exh A(V)-5

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                        "PDC"

                                        PATTERSON DRILLING COMPANY



                                        By:
                                           -------------------------------------
                                            A. Glenn Patterson
                                            President


                                        "L ROBERSON"




                                        ----------------------------------------
                                        Lee Roberson





                                  Exh A(V)-6

                                                                       EXHIBIT B




                          BILL OF SALE AND ASSIGNMENT



                 KNOW ALL MEN BY THESE PRESENTS, that, pursuant to that certain Asset Purchase Agreement, dated of even date herewith ("Asset Purchase Agreement") between PATTERSON DRILLING COMPANY ("PDC"), a Delaware corporation, and ZIADRIL, Inc. ("ZIADRIL"), a New Mexico corporation (ZIADRIL is referred to herein as the "Assignor"), the Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, conveys and transfers unto PDC (the "Assignee"), all of the Assignor's right, title and interest in and to (i) the Drilling Rigs, Equipment and Vehicles set forth in Appendix I attached hereto and incorporated herein by this reference; and (ii) the Drilling Contracts and Other Agreements described in Appendix II attached hereto and incorporated herein by this reference.

                 TO HAVE AND TO HOLD the same unto the Assignee and the Assignee's successors and assigns forever. The Assignor hereby covenants and agrees that it has the full right, power and authority to sell, convey and transfer the foregoing property to the Assignee pursuant to this Bill of Sale and Assignment.

                 IN WITNESS WHEREOF, the Assignor has caused this Bill of Sale and Assignment to be duly executed by its duly authorized officer as of the ____ day of April, 1997.


                                        ZIADRIL, INC.



                                        By:
                                           -------------------------------------
                                           Joe Smith
                                           President





                                   Exh B-1

                                   APPENDIX I
                                       TO
                          BILL OF SALE AND ASSIGNMENT
                                      FROM
                                 ZIADRIL, INC.
                                       TO
                           PATTERSON DRILLING COMPANY
                           (LIST OF ASSETS ASSIGNED)




A.       DRILLING RIGS AND EQUIPMENT

                                   RIG NO. 2

DRAWWORKS

         EMSCO GB-800 Single Drum Drawworks, S/N-13, 1000 HP, LEBUS Grooved f/1-l/4" Line, Makeup & Breakout Catheads, Overrunning Clutch, Air Driller's Console, Crown-O-Matic

COMPOUND

         EMSCO 2-Engine Compound, S/N-N/A, w/Single Pedestal Pump Drive, (2) QUINCY 325 Air Compressors, S/Ns-720033 & 231186, w/Covered Skid

BRAKE

         PARKERSBURG 46" Double Hydromatic Brake, S/N-N/A

ENGINES

         (2) CAT D379 610 HP Diesel Engines, S/Ns-68B0703 & N/A, w/Air Starters, Radiators, Gauges, Air Clutches

MAST

         1979 PYRAMID 136'H Cantilever Mast, S/N-DAM536791, 600,000# Static Hook Load, Pin-Type, Crown Block w/(6) Sheaves, Fastline Sheave, 1-1/4" Line, 4" Standpipe, Crown Safety Platform, Racking Board, Tong Counterweights, Ladder, Derrick Climber, Geronimo, Boom, Mast Stand, Standpipe Manifold w/4" & 2" Gate Valves

SUBSTRUCTURE

         15'H x 25'W x 58'L Box-On-Box Substructure w/Engine Stepdown, Rotary Beams, V-Door Ramp, (4) Stairs, Safety Rails, Deadline Anchor, MISSION 1-1/2" x 2" Washdown Pump p/b Compound, Steel Windwalls w/Windwall Box, QUINCY Air Compressor p/b LISTER ST3A Diesel Engine





                                    Exh B-2

                                                                       RIG NO. 2


PUMPS

         CONTINENTAL EMSCO DC-1000 Duplex Mud Pump. S/N-190, 1000 HP, Cast Steel Fluid End w/Quick-Change Caps, HYDRIL K-20-5000 Pulsation Dampener, S/N-N/A, CONTINENTAL EMSCO 2" Shear Relief Valve, Rod Cooling Pump, Drive Assembly, Skidded, Compound Driven

         CONTINENTAL EMSCO DA-850 Duplex Mud Pump, S/N-87, 850 HP, 7-1/2" x 16", MATTCO Forged Steel Fluid End w/Quick- Change Caps, HYDRIL K-20-3000 Pulsation Dampener, CONTINENTAL EMSCO 2" Shear Relief Valve, Rod Cooling Pump, Type D Rebuilt 3000 PSI Pressure Gauge, S/N-RH452, Drive Assembly, Skidded w/Engine

PUMP POWER

         CAT D379 610 HP Diesel Engine, S/N-N/A, Air Starter, Radiator, Gauges, Air Clutch

ROTATING EQUIPMENT

         GARDNER-DENVER 27-1/2 27-1/2" x 53-1/4" Rotary Table, S/N-N/A, Pin-Type Master Bushing

         OIL WELL PC-425 425-Ton Swivel, S/N-N/A

         5-1/4" x 40'L Square Kelly

         VARCO HD Kelly Drive Bushing, Pin-Type

         Upper Kelly Valve

         Lower Kelly Valve

         Inside Blowout Preventer

TRAVELING EQUIPMENT

         GARDNER-DENVER 300-Ton Block, S/N-N/A, w/(5) Sleaves, 1-1/4" Line

         BJ Dynaplex 5350 350-Ton Hook, S/N-N/A

         3-1/2" x 120" Elevator Links

WELL CONTROL EQUIPMENT

         HYDRIL GK-12-900 13-5/8" 3000 PSI Annular Blowout Preventer, S/N-N/A

         SHAFFER Type B 13-5/8" 3000 PSI Double Blowout Preventer w/4-1/2" Pipe & Blind Rams, S/N-N/A

         26"H x 13-5/8" 3000 PSI x 11" 3000 PSI, 10"H x 13-5/8" 3000 PSI x 11"
         3000 PSI & 12"H x 13-5/8" 2000/3000 PSI x 11" 2000/3000 PSI Adapter
         Spools, 13-5/8" 5000 PSI x 11" 5000 PSI DSA

         KOOMEY T-20180-3S 6-Station Closing Unit, S/N-1452801, w/279.3-Gallon Hydraulic Fluid Reservoir, Air-Operated Hydraulic Pump, Triplex Hydraulic Pump w/Electric Motor, (18) 10-Gallon Bladder-Type Separator/Accumulators, Skidded w/Lift Frame

         (14)    Approximately 20'L x 1"ID Hydraulic Lines w/Hammer Unions





                                    Exh B-3

                                                                       RIG NO. 2



         (6)     Steel Flex Lines

         W-K-M 5000 PSI Blowout Preventer Choke Manifold w/4-1/16" x 2-1/16" Studded Cross, (4) 2-1/16" Gate Valves, 4- 1/16" Gate Valves, (2) 2" Adjustable Chokes, Separate Buffer Chamber w/(4) DEMCO 4" Gate Valves,
         (2) 2" Ball Valves, On Adjustable Support

RIG HOUSES

         TETON HOMES 10'W x 40'L Toolpusher's House, S/N-N/A, Fully Furnished, Skidded

         10'W x 24'L Doghouse w/Knowledge Box, (5) Lockers, Bench Storage, Cabinets, Parts Bins, Fluorescent Lights, Heater, Skidded

         WIZARD Automatic Driller

         7'W x 24'L Change House w/Round Top, (16) Lockers, Bench Storage, Cabinets, Fluorescent Lights, Heaters, Skidded

         7'6"W x 30'L Mud House w/Round Top, (3) Triangular Supports, Fluorescent Lights, Skidded

UTILITY HOUSE/GENERATORS

         CAT SR-4 210 KW AC Generator Set, S/N-5HA01491, w/CAT 3406 Diesel Engine, S/N-90UI3488, Air Starter, Radiator, Gauges, Skidded

         CAT SR-4 260 KW AC Generator Set, S/N-48BH3749, w/CAT 3406PC Diesel Engine, S/N-90U5379, Electric Starter, Radiator, Gauges, Skidded

         QUINCY 350 Air Compressor, S/N-184555, w/DYNA 10 HP Electric Motor, Approximately 200-Gallon Air Receiver Tank

         SQUARE D Electrical Controls

         All Above Mounted in 9'8"W x 36'L Utility House w/Round Top, 11'L Parts Room, Fluorescent Lights, Heater, Skidded

MUD SYSTEM

         8'W x 6'H x 36'L Crimped-Steel Mud Suction Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         MISSION Magnum 5" x 6" Centrifugal Pump, S/N-N/A, w/50 HP Electric Motor, Skidded

         8'W x 6'H x 36'L Mud Slugging Tank w/Single-Compartment, Round Bottom. Internal Plumbing, Top & Side-Mounted Walkways, Mud Hopper, Safety Rails, Skidded

         8'W x 6'H x 36'L Crimped-Steel Mud Volume Tank, Single-Compartment, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         8'W x 6'H x 36'L Crimped-Steel Mud Shaker Tank w/(3) Compartments, Round Bottom, Internal Plumbing





                                    Exh B-4

                                                                       RIG NO. 2


WATER/FUEL TANKS

         (2) 10'6"Dia x 32'L 500-Barrel Water Tanks, Skidded, (1) w/REEDY 2" x 3" Centrifugal Pump p/b 25 HP Electric Motor

         7'4"Dia x 8'H Freshwater Tank, Skidded

         4'Dia x 13'L 4-Compartment Lubester, Skidded

HANDLING TOOLS

         WOOLLEY B Tongs w/Heads

         WOOLLEY 4-1/2"BN Drill Pipe Elevators

         BJ MAA 8"SS Elevators

         WILSON 7"SS Center Latch Drill Collar Elevators

         WOOLLEY Long Drill Pipe Slips

         WOOLLEY 10-Segment Drill Collar Slips

         WOOLLEY 11-Segment Drill Collar Slips

         Drill Collar Safety Clamp

         (27)    Drill Collar Lift Nubbins

         INGERSOLL-RAND H5UL Air Hoist, S/N-RFH85167

         Mud Bucket

AUXILIARY EQUIPMENT

         TOTCO 100 800,000# Capacity Weight Indicator w/Pump Pressure, Tong Line Pull & Rotary Torque Gauges

         TOTCO 4 Mud Gauge, S/N-3474R

         3-1/2"ID x 55'L Rotary Hose

         (2)     10"ID x 5'L Suction Hoses

         (2)     3"ID x 12'L Vibrator Hoses

         42"H x 5'6"W x 56'L 2-Section Catwalk w/Steel Deck

         30"H x 5'W x 10'L Junk Box w/Lift Frame

         (7)     33"H to 36"H x 7'W to 7'6"W x 34'L Pipe Tubs

         2 Sets (4) 42"H x 28'L Rectangular Pipe Racks





                                    Exh B-5

                                                                       RIG NO. 2


         2 Sets (4) 42"H x 28'L Triangular Pipe Racks

         CEDCO Wireline Measuring Device

         (16)    Miscellaneous Drill Collar Subs

         Rathole & Mousehole

         Fluorescent Rig Lights w/Wiring

         Approximately 6000' of 1-1/4" Drill Line w/Spool, Stand

         Miscellaneous Spare Parts, Hand Tools, Valves, Fire Extinguishers, Etc

                                                   TOTAL RIG NO. 2 W/O TUBULARS:

DRILL PIPE

         1023 (33 Joints) 4-1/2", Grade X-95, 22.82#, Range 2 Drill Pipe
         w/4-1/2"XH Tool Joints, 6-1/8"OD to 6-1/4"OD

         Approximately 4495' (145 Joints) 4-1/2", Grade X-95, 16.60#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 5- 15/16"OD to 6-1/8"OD

         Approximately 8990' (290 Joints) 4-1/2", Grade E, 16.60#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 5-7/8"OD to 6"OD

DRILL COLLARS

         (13) 5-3/4"OD to 5-13/16"OD x Approximately 29'L Drill Collars w/4-1/2"H-90 Connections

         (23) 6-15/16"OD to 6-3/8"OD x Approximately 29'L Drill Collars w/5"H-90 Connections

         (21)    7-3/4"OD x Approximately 29'L Drill Collars w/6-5/8"H-90
                 Connections

                                                     TOTAL RIG NO. 2 W/TUBULARS:





                                    Exh B-6

                                                                       RIG NO. 3


                                   RIG NO. 3



DRAWWORKS

         MID-CONTINENT U-712-A Single Drum Drawworks, S/N-59, 1200 HP, LEBUS Grooved f/1-1-4" Line, KELCO Makeup & Breakout Catheads, Overrunning Clutch, Air Driller's Console, Crown-O-Matic

COMPOUND

         UNIT RIG & EQUIPMENT 2-Engine Compound, S/N-57, w/Single Pedestal Pump Drive, (2) QUINCY 325 Air Compressors, S/Ns-200921 & N/A

BRAKE

         PARKERSBURG 46RC Double Hydromatic Brake, S/N-P20369

ENGINES

         (2) CAT D379 610 HP Diesel Engines, S/Ns-N/A, (1) w/LISTER Pony Start, (2) w/Air Starters, Radiators, Gauges, Air Clutches

MAST

         LEE C. MOORE 131'H Cantilever Mast, S/n-T3424, 550,000# GNC, Pin-Type, Crown Block w/(5) 42" Sheaves, 56" Fastline Sheave, 1-1/8" Line, 4" Standpipe, Crown Safety Platform, Racking Board, Tong Counterweights, Ladder, Derrick Climber, Geronimo, Boom, Mast Stand, Standpipe Manifold w/4" & 2" Gate Valves

SUBSTRUCTURE

         LEE C. MOORE 18'H x 20'W x 46'L Box-On-Box Substructure w/-4'W Folding Side Extensions, Rotary Beams, V-Door Ramp, (4) Stairs, Safety Rails, NATIONAL Deadline Anchor, Steel Windwalls w/Windwall Box, 5'W x 7'H x 5'L Stair Landing/Parts House

PUMPS

         CONTINENTAL EMSCO DB-7OO Duplex Mud Pump, S/N241, 700 HP, 7-1/2" x 16", Cast Steel Fluid End w/Quick-Change Caps, HYDRIL K-20-3000 Pulsation Dampener CONTINENTAL EMSCO 2" Shear Relief Valve, Rod Cooling Pump, Drive Assembly, Skidded, Compound Driven

         EMSCO DB-550 Duplex Mud Pump, S\N-47, 550 HP, 7-1/2", MATTCO Forged Steel Fluid End w/Quick-Change Caps, HYDRIL K-20-3000 Pulsation Dampener, SN-N/A, DEMCO 2" Shear Relief Valve, Rod Cooling Pump, CAMERON Type F 3000 PSI Pressure Gauge, S/N-67000, Drive Assembly, Skidded, Master Skidded w/Engine

PUMP POWER

         CAT D379 Diesel Engine, S/N-68B4510, Air Starter, Radiator, Gauges w/Air Clutch





                                    Exh B-7

                                                                       RIG NO. 3


ROTATING EQUIPMENT

         OILWELL A27-1/2 27-1/2" x 53-1/4" Rotary Table, S/N-N/A, Split Master Bushing

         NATIONAL N-69 Swivel

         4-1/2" x 40'L Square Kelly

         3-1/2"x 40'L Square Kelly

         VARCO HD Kelly Drive Bushing

         Upper Kelly Valve

         Lower Kelly Valve

         Inside Blowout Preventer

TRAVELING EQUIPMENT

         IDECO 360-Ton Block, S\N-N/A, w/(5) 50" Sheaves, 1-1/8 Line

         WEB WILSON Hydra Hook 350-Ton Hook, S/N-N/A

         3-1/2" x 132" Elevator Links

WELL CONTROL EQUIPMENT

         SHAFFER SPH 5000 PSI Annular Blowout Preventer, S/N-N/A

         SHAFFER LWS 11" 5000 PSI Double Blowout Preventer w/4-1/2" Pipe & Blind Rams, S/N-N/A

         24"H x 11"ID 5000 PSI Drilling Spool w/4-1/16" Outlets, (2) 4-1/16"
         Manual Gate Valves, 2-1/16" Gate Valve, Check Valve

         CAMERON 4-1/16" 5000 PSI Gate Valve, 21"H x 11" 5000 PSI x 11" 3000
         PSI & 21"H x 11" 3000 PSI x 13-5/8" 3000 PSI Adapter Spools

         KOOMEY '80 120-11SX 6-Station Closing Unit, S/N-2527, w/14"W x 36"H x 10'6"L Hydraulic Fluid Reservoir, (2) Air-Operated Hydraulic Pumps,
         (12) 10-Gallon Bladder-Type Separator/Accumulators, Approximately 100' of Control Cable, Skidded

         (3)     10' Suitcase Sections w/(9) Lines Each of Hydraulic Lines

         (9)     Approximately 10'L Steel Flex Hoses

         KOOMEY '80 A6GRB 6-Station Remote Closing Unit, S/N-2527

         W-K-M 5000 PSI Blowout Preventer Choke Manifold w/4-1/16" x 2-1/16" Flanged Cross, (4) 2-1/16" Gate Valves, (1) 4-1/16" Gate Valve, (2) 2" Adjustable Chokes, On Adjustable Stand

         Buffer Chamber w/(4) DEMCO 4" Gate Valves, (2) 2" Ball Valves, On Adjustable Stand





                                    Exh B-8

                                                                       RIG NO. 3


RIG HOUSES

         TETON HOMES 10'W x 40'L Toolpusher's House, Fully Furnished

         10'W x 24'L Doghouse w\Round Top, Knowledge Box, (6) Lockers, Bench Storage, Cabinets, Parts Bins, Fluorescent Lights, Heater, Skidded

         SATELLITE Apollo Automatic Driller, S/N-N/A

         8'W x 24'L Crimped-Steel Change House w/Round Top, (16) Lockers, Bench Storage, Cabinets, Fluorescent Lights, Heater, Skidded

         7'6"W x 30'L Mud House w/Round Top, (3) Triangular Supports, Fluorescent Lights, Skidded

GENERATORS/UTILITY HOUSE

         CAT SR-4 155 KW AC Generator Set, S/N-5EA03043, w/CAT 3306PC Diesel Engine, S/N-66D45979, w/Air Starter, Radiator, Gauges

         CAT SR-4 155 KW AC Generator Set, S/N-5EA03040, w/CAT 3306 Diesel Engine, S/N-N/A, w/Electric Starter, Radiator, Gauges

         QUINCY 390 Air Compressor, S/N-212458, w/BALDOR Electric Motor, Air Receiver Tank

         QUINCY 5120 Air Compressor, S/N-213663, w/BALDOR Electric Motor

         Electrical Controls

         All Above Mounted in 9'10"W x 35'L Utility House w/round Top, Fluorescent Lights, Heater, Skidded

MUD SYSTEM

         7'6"W x 6'H x 36'L Mud Suction Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         HARRISBURG 6" x 8" Centrifugal Pump, S/N-N/A, w/GE 50 HP Electric Motor, Skidded

         7'6"W x 5'H x 34'L Mud Slugging Tank w/Single-Compartment, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Safety Rails, Skidded

         7'6"W x 6'H x 36'L Mud Volume Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         7'6"W x 6'H x 36'L Mud Shaker Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

WATER/FUEL TANKS

         (2) 10'6"Dia x 32'L Water Tanks, Skidded, (1) w/2" x 3" Centrifugal Pump p/b Electric Motor

         7'4" Dia x 8'H Water Tank, Skidded

         4' Dia x 13'L 4-Compartment Lubester, Skidded





                                    Exh B-9

                                                                       RIG NO. 3



HANDLING TOOLS

         WOOLLEY B Tongs w/Heads

         WOOLLEY 4-1/2"BN Drill Pipe Elevators

         WILSON 7"SS Center Latch Elevators

         WTM SS150 7" Center Latch Drill Collar Elevators

         WOOLLEY Long 4-1/2" Drill Pipe Slips

         WOOLLEY 10-Segment Drill Collar Slips

         WOOLLEY 11-Segment Drill Collar Slips

         Drill Collar Safety Clamp

         (25)    Drill Collar Lift Nubbins

         INGERSOLL-RAND K5UL Air Hoist, S/N-RCM86901

         Mud Bucket

AUXILIARY EQUIPMENT

         TOTCO 75 600,000# Capacity Weight Indicator w/Pump Pressure, Tong Line Pull & Rotary Torque Gauges

         TOTCO 4 Mud Gauge, S/N-43219

         3-1/2"ID x 55'L Rotary Hose

         (2)     10"ID x 6'L Suction Hoses

         CEDCO 275A Wireline Measuring Device, S/N-435

         (2)     3"ID x 12'L Vibrator Hoses

         42"H x 6'W x 58'L 2-Section Catwalk w/Steel Deck

         28"H x 7'6"W x 11'8"L Junk Box

         (10)    33"H to 36"H x 7'W to 7'6"W x 34'L Pipe Tubs

         4 Sets (8) 42"H x 28'L Triangular Pipe Racks

         (12)    Miscellaneous Drill Collar Subs, (1) Junk Sub

         Rathole & Mousehole

         Fluorescent & Mercury-Vapor Rig Lights w/Wiring

         Approximately 2500' of 1-1/4" Drill Line w/Spool, Stand





                                    Exh B-10

                                                                       RIG NO. 3



         BRANDT B150 Bug Blower, S/N-8235

         (4)     6'W x 24'6"L Steel-Framed Wood Rig Mats f/Substructure

         Miscellaneous Spare Parts, Hand Tools, Valves, Fire Extinguisher, Etc

                                                   TOTAL RIG NO. 3 W/O TUBULARS:

DRILL PIPE

         1550' (50 Joints) 4-1/2", Grade X-95, 22.82#, Range 2 Drill Pipe
         w/4-1/2"XH Tool Joints, 6-1/8"OD to 6-1/4"OD

         Approximately 13,640' (440 Joints) 4-1/2", Grade E, 16.60#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 6- 3/16"OD to 6"OD

         Approximately 13,900' (448 Jts) 3-1/2", Grade E, 13.30# Range 2 Drill Pipe w/3-1/2"IF Tool Joints, 4-11/16"OD to 4-5/8"OD

DRILL COLLARS

         (28) 6"OD to 6-11/16"OD x Approximately 29.50'L Drill Collars w/4-1/2"XH Connections

         (15) 7-9/16"OD to 7-3/4"OD x Approximately 29'L Drill Collars w/6-5/8"H-90 Connections

         (35) 4-13/16"OD to 4-7/8"OD x Approximately 29.25'L Drill Collars w/3-1/2"IF Connections

                                                     TOTAL RIG NO. 3 W/TUBULARS:





                                    Exh B-11

                                                                       RIG NO. 6


                                   RIG NO. 6



DRAWWORKS

         SKYTOP BREWSTER N-75 Single Drum Drawworks, S/N-750026, 750 HP, LEBUS Grooved f/1-1/4" Line, FOSTER, Catheads, Overrunning Clutch, Air Driller's Console Controls, Crown-O-Matic

COMPOUND

         3-Engine In-Line Compound w/Single Pedestal Pump Drive, (2) QUINCY 370 Air Compressors, Covered Skid

BRAKE

         PARMAC 342 34" Double Hydromatic Brake, S/N-N/A

ENGINES

         (3) CAT D-353E 410 HP Diesel Engines, S/Ns-46B7963, 46B8328 & 46B8138,
         (1) w/LISTER Pony Start w/TWIN DISC Torque Converter, S/N-15506, (2) w/Air Starters, Radiators, Gauges, Air Clutches

MAST

         TRI-STAR 133'H Cantilever Mast, S/N-N/A, 550,000# GNC, Pin-Type, Crown Block w(4) Sheaves, (1) Fastline Sheave, 1-1/8" Line, 4" Standpipe, Crown Safety Platform, Racking Board, Tong Counterweights, Ladder, Derrick Climber, Geronimo, Boom, Mast Stand, Standpipe Manifold w/4" & 2" Gate Valves

SUBSTRUCTURE

         TRI-STAR 17'H x 24'8"W x 42'L Box-On-Box Substructure W/Rotary Beams, V-Door Ramp, Stairs, Safety Rails, Deadline Anchor, 5'W x 7'H x 5'L Stair Landing/Parts House, Steel Windwalls

PUMPS

         CONTINENTAL EMSCO DC-700 Duplex Mud Pump), S/N-271, 700 HP, 7-1/2" x 16". Forged Steel Fluid End w/Quick- Change Caps, GM MATTCO Pulsation Dampener, S/N-200507, CONTINENTAL EMSCO 2" Shear Relief Valve, Rod Cooling Pump, Drive Assembly, Skidded, Compound Driven

         EMSCO DC-700 Duplex Mud Pump, S/N-N/A, 700 HP, 7-1/2" x 14", Cast Steel Fluid End w/Quick-Change Caps, CONTINENTAL EMSCO PD-53 Pulsation Dampener, S/N-N/A, DEMCO 2" Shear Relief Valve, Rod Cooling Pump, Drive Assembly, Master Skidded w/Engine

PUMP POWER

         CAT D379 600 HP Diesel Engine, S/N-N/A, Air Starter, Radiator, Gauges w/Air Clutch

ROTATING EQUIPMENT

         OILWELL A20-1/2 20-1/2" x 53-1/4" Rotary Table, S/N-N/A, Split Master Bushing

         NATIONAL N-47 200-Ton Swivel





                                    Exh B-12

                                                                       RIG NO. 6


         4-1/4" x 40'L Square Kelly

         VARCO HD Kelly Drive Bushing

         Upper Kelly Valve

         Lower Kelly Valve

         Inside Blowout Preventer

TRAVELLING EQUIPMENT

         BREWSTER Block/Hook Combination w/BJ 5250 Unimatic Hook

         3-1/2" x 120" Elevator Links

WELL CONTROL EQUIPMENT

         SHAFFER SPH 11" 5000 PSI Annular Blowout Preventer, S/N-N/A

         SHAFFER LWS 11" 5000 PSI Double Blowout Preventer w/4-1/2" Pipe & Blind Rams, S/N-N/A

         24"H x 11"ID 5000 PSI Drilling Spool w/(2) 4-1/16" Outlets, (3) 4-1/16" Gate Valves

         15"H x 11" Adapter Spool

         1972 KOOMEY G26160-3B 6-Station Closing Unit, S/N-5002, w/375-Gallon Hydraulic Fluid Reservoir, (2) Air- Operated Hydraulic Pumps, Triplex Hydraulic Pump w/Electric Motor, (2) 80-Gallon Spherical Accumulators, Skidded

         (18)    1"ID x Approximately 20'L Steel Hydraulic Lines w/Hammer
                 Unions

         KOOMEY 6-Station Remote Closing Unit, S/N-N/A, Mounted on Doghouse
         Porch

         BARTON 5000 PSI Blowout Preventer Choke Manifold w/4-1/16" x 2-1/16" Studded Cross, (1) 4-1/16" Gate Valve, (5) 2-1/16" Gate Valves, 2" Positive Choke, 2" Adjustable Choke, On Adjustable Stand, Buffer Chamber w/(4) DEMCO 4" Gate Valves, (2) DEMCO 2" Gate Valves, On Adjustable Stand

RIG HOUSES

         TETON HOMES 10'W x 40'L Toolpusher's House, Fully Furnished, Skidded

         10'W 24'L Doghouse w/Round Top, Knowledge Box, (6) Lockers, Bench Storage, Cabinets, Part Bins, Fluorescent Lights, Heater, Skidded

         SATELLITE Apollo Automatic Driller, S/N-N/A

         7'6"W x 24'L Change House w/Round Top, (16) Lockers, Bench Storage, Cabinets, Roof-Mounted Doghouse Supports, Fluorescent Lights, Heater, Skidded

         7'6"W x 26'L Mud House w/Round Top, Fluorescent Lights, Skidded





                                    Exh B-13

                                                                       RIG NO. 6


GENERATORS/UTILITY HOUSE

         CAT 135 KW AC Generator Set, S/N-N/A, w/CAT 3306 Diesel Engine, S/N-N/A, Electric Starter, Radiator, Gauges

         CONDEC 135 KW AC Generator Set, S/N-BA11511CF, w/CAT D333 Diesel Engine, S/N-66D7587, Air Starter, Radiator, Gauges

         QUINCY 350 Air Compressor, S/N-N/A, w/Electric Motor, Air Receiver
         Tank

         All Above Mounted in 10'W x 25'L Utility House w/Round Top, Fluorescent Lights, Skidded

MUD SYSTEM

         7'6"W x 6'H x 36'L Mud Suction Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         REEDY 6" x 8" Centrifugal Pump, S/N-N/A, p/b 60 HP Electric Motor

         7'W x 5'8"H x 30'L Mud Slugging Tank w/Single-Compartment, Round Bottom, Internal Plumbing, Mud Hopper, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         7'6"W x 6'H x 36'L Mud Volume Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         7'W x 6'H x 36'L Mud Shaker Tank, (2) Compartments, Mud Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

WATER/FUEL TANKS

         (2) 10'Dia x 32'L Water Tanks, Skidded, 7'4"Dia x 8'H Water Tank, Skidded, (1) w/2" x 3" Centrifugal Pump, Electric Motor

         10'6"Dia x 32'L Brine Tank, Skidded

         4'Dia x 13'L 4-Compartment Lubester, Skidded

HANDLING TOOLS

         BJ Type B Tongs w/Heads

         WTM 4-1/2"BN Drill Pipe Elevators

         WOOLLEY Long 4-1/2" Drill Pipe Slips

         WOOLEY 11-Segment Drill Collar Slips

         WILSON Center Latch Drill Collar Elevators

         Drill Collar Safety Clamp

         (17)    Drill Collar Lift Nubbins





                                    Exh B-14

                                                                       RIG NO. 6


         INGERSOLL-RAND H5UL Air Hoist, S/N-35500

         Mud Bucket

AUXILIARY EQUIPMENT

         TOTCO 50 400,000# Capacity Weight Indicator w/Pump Pressure, Tong Line Pull & Rotary Torque Gauges

         TOTCO 4 Mud Gauge, S/N-11062R

         3-1/2"ID x 55'L Rotary Hose

         10"ID x 5'L Suction Hose

         8"ID x 5'L Suction Hose

         (2)     3-1/2"ID x 12'L Vibrator Hoses

         42"H x 6'W x 60'L 2-Section Catwalk w/Steel Deck

         24"H x 6'W x 10'L Junk Box, Skidded

         (5)     33"H x 7'6"W x 34'L Pipe Tubs

         3 Sets (6) 42"H x 28'L Triangular Pipe Racks

         (13)    Miscellaneous Drill Collar Subs, (2) Junk Subs

         Rathole & Mousehole

         Fluorescent Rig Lights w/Wiring

         Approximately 7000' of 1-1/4" Drill Line w/Spool, Stand

         Miscellaneous Spare Parts, Hand Tools, Valves, Fire Extinguishers,
         Etc.

                                                   TOTAL RIG NO. 6 W/O TUBULARS:

DRILL PIPE

         1550' (50 Joints) 4-1/2", Grade X-95, 22.82#, Range 2 Drill Pipe
         w/4-1/2"XH Tool Joints, 6-1/8"OD to 6-1/4"OD

         1550' (50 Joints) 4-1/2", Grade G, 22.82#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 6"OD to 6-1/4"OD, HB, PC

         11.935' (385 Joints) 4-1/2", Grade E, 16.60#, Range 2 Drill Pipe
         w/4-1/2"XH Tool Joints, 5-7/8"OD to 6-1/8"OD

DRILL COLLARS

         (5)     6-3/8"OD x Approximately 29'L Drill Collars w/5"H-90
                 Connections





                                    Exh B-15

                                                                       RIG NO. 6


         (21) 5-7/8"OD to 6-1/8"OD x Approximately 29'L Drill Collars w/4-1/2"XH Connections

         (21) 7-1/2"OD to 7-13/16"OD x Approximately 29.50'L Drill Collars w/6-5/8"H-90 Connections

                                                     TOTAL RIG NO. 6 W/TUBULARS:





                                    Exh B-16

                                                                       RIG NO. 7


                                   RIG NO. 7



DRAWWORKS

         BREWSTER N-75 Single Drum Drawworks, S/N-2W25S, 1000 HP, LEBUS Grooved f/1-1/4" Line, FOSTER Makeup & Breakout Catheads, Overrunning Clutch, Air Driller's Console, Crown-O-Matic, Drawworks/Compound Shed Cover

COMPOUND

         BREWSTER 2-Engine In-Line Compound w/Single Pedestal Pump Drive, (2) QUINCY 325 Air Compressors, S/Ns-481589 & N/A

BRAKE

         PARKERSBURG 46RC Double Hydromatic Brake, S/N-P17449, w/Overrunning Clutch, Shifting Collar & Linkage

ENGINES

         (2) CAT D379 Diesel Engines, S/Ns-68B6044 & 68B6611, Air Starters, Radiators, Gauges, Air Clutches

MAST

         LEE C. MOORE 131'H x 18'W Cantilever Mast, S/N-T3359, Approximately 475,000# Static Hook Load, Pin-Type, LEE C. MOORE Crown Block w/(5) 42" Sheaves, 56" Fastline Sheave, 1-1/4" Line, 3-1/2" Standpipe, Crown Safety Platform, Racking Board, Tong Counterweights, Ladder, Derrick Climber, Geronimo, Boom, Mast Stand, Standpipe Manifold w/4" Gate Valve

SUBSTRUCTURE

         15'6"H 21'10"W x 38'L Box-On-Box Substructure w/Rotary Beams, V-Door Ramp, Air Volume Tank, (3) Stairs, Safety Rails, NATIONAL EB Deadline Anchor, MISSION 2" X 3" Centrifugal Pump, Belt-Driven

PUMPS

         CONTINENTAL EMSCO DB-700 Duplex Mud Pump, S/N-N/A, SOUTHWEST Cast/Forged Steel Fluid End w/Quick-Change Caps, HYDRIL K-20 Pulsation Dampener, DEMCO 2" Shear Relief Valve, Suction Screen, Rod Cooling Pump, OTECO 4" Gate Valve, Belt Drive Assembly, Master Skidded, Compound Driven

         CONTINENTAL EMSCO DB-550 Duplex Mud Pump, S/N-551, 550 HP, MATTCO Forged Steel Fluid End w/Quick-Change Caps, CONTINENTAL EMSCO PD-53 Pulsation Dampener, S/N-413, CONTINENTAL EMSCO 2" Shear Relief Valve, Rod Cooling Pump, 3000 PSI Pressure Gauge, Belt Drive Assembly, Skidded & Master Skidded w/Engine

PUMP POWER

         CAT D379 Diesel Engine, S/N-68B07032, Air Starter, Radiator, Gauges, Air Clutch

ROTATING EQUIPMENT





                                    Exh B-17

                                                                       RIG NO. 7


         CONTINENTAL EMSCO 27-1/2 27-1/2" x 53-1/4" Rotary Table,
         S/N-MDLDL2750, Split Master Bushing

         NATIONAL N-69 400-Ton Swivel

         4-1/4" x 41'L Square Kelly w/Shuck

         VARCO Type HD Kelly Drive Bushing, Square Drive.

         Upper & Lower Kelly Valves

TRAVELING EQUIPMENT

         IDEAL Approximately 300-Ton Block w/(5) 46" Sheaves, 1-1/4" Line w/BJ 4300 300-Ton Hook

         (2)     3-3/4" x 120" Elevator Links

WELL CONTROL EQUIPMENT

         HYDRIL GK 11" 5000 PSI Annular Blowout Preventer w/Studded Top, Flanged Bottom

         NL SHAFFER LWS 11" 5000 PSI Double Blowout Preventer w/4-1/2" Pipe & Blind Rams, Flanged Top & Bottom, (4) 4- 1/16" 5000 PSI Flanged Outlets

         CAMERON 24"H x 11"ID 5000 PSI Drilling Spool w/(2) 4-1/16" Flanged Outlets, W-K-M 4-1/16" 5000 PSI Gate Valve, BARTON 4-1/16" 5000 PSI Gate Valve, (7) Blowout Preventer Hand Wheels w/Shafts, Hydraulic Gate Valve

         (2) 20"H x 11"ID, (2) 12"H x 11"ID & (1) 8"H x 11"ID 3000 PSI Spacer
             Spools

         KOOMEY Type 80 090-11SX 5-Station Closing Unit, S/N-1570, Triplex Hydraulic Pump p/b 15 HP Electric Motor, (2) Pneumatic Pumps, Separator/Accumulators, Hydraulic Reservoir, Skidded w/Lifting Frame

         KOOMEY GARC-5 Remote Control Unit, S/N-5048

         CEDCO LDW-20 Wireline Measuring Unit, S/N-613, Mounted  w/Closing Unit

         5000 PSI Blowout Preventer Choke Manifold w/CAMERON 4-1/16" 5000 PSI Gate Valve, (2) CAMERON 2-1/16" 5000 PSI Gate Valves, (2) W-K-M 2-1/16" 5000 PSI Gate Valves, (1) 2" Gate Valve, 4-1/16" x 2-1/16"
         5000 PSI 4-Way Flanged Cross, (1) 2-1/16" Manual Adjustable Choke, All Mounted on Adjustable-Height Skid

RIG HOUSES

         10'W x 24'L Doghouse, Round Top, Knowledge Box, (5) Lockers, Bench Storage, Lights, Skidded

         7'5"W x 20'L Change House w/Round Top, (16) Lockers, Bench Storage, Cabinets, Top-Mounted Doghouse Supports, Fluorescent Lights, Heater, Skidded

         7'7"W x 30'L Mud House w/Round Top, Mud Hopper, Fluorescent Lights, Skidded

         SATELLITE Automatic Driller, S/N-N/A

         TETON HOMES 10'W x 40'L Toolpusher's House, Furnished, Skidded





                                    Exh B-18

                                                                       RIG NO. 7


GENERATORS/UTILITY HOUSE

         (2) 135 KW AC Generators, S/Ns-N/A, Each p/b CAT 3306 Diesel Engine, S/Ns-66D16919 & 66D14473, (1) w/Air & (1) w/Electric
                 Starter, Radiator, Gauges, Skidded

         QUINCY 350 Air Compressor p/b 10 HP Electric Motor

         SQUARE D Electric Control Panel

         10'W x 33'L Crimped-Steel Utility House w/Round Top, Fluorescent
Lights

MUD SYSTEM

         7'6"W x 6'H x 32'L 259-Barrel Premix Tank w/Round Bottom, Single-Compartment, Internal Plumbing, Side-Mounted Walkways, Skidded

         7'6"W x 6'H x 36'L Crimped-Steel 292-Barrel Mud Suction Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         7'6"W x 6'H x 36'L Crimped-Steel 292-Barrel Mud Volume Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         7'6"W x 6'H x 36'L Crimped-Steel 292-Barrel Mud Shaker Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         MCM 6" x 8" Centrifugal Pump p/b CAT D333 Diesel Engine w/Air Starter, Radiator, Gauges, Skidded

         30"Dia x 10'L Atmospheric Degasser, On Stand w/(2) 2" Gate Valves

WATER/FUEL TANKS

         (2) J & J STEEL & SUPPLY CO. 10'6"Dia x 32'L 500-Barrel Water Tanks, Skidded

         MISSION 3" x 4" Centrifugal Pump p.b 25 HP Electric Motor

         7'4"Dia x 8'L Potable Water Tank, Skidded

         48"Dia x 12'L 4-Compartment Lubester, Skidded

HANDLING TOOLS

         (2)     WOOLLEY Type C Tongs w/Heads

         WOOLLEY 4-1/2"BN 225-Ton Center Latch Drill Pipe Elevators

         WEB WILSON 8" Side Latch Drill Collar Elevators

         WOOLLEY Center Latch Drill Collar Elevators

         WOOLLEY 4-1/2" Drill Pipe Slips

         11-Segment Drill Collar Slips





                                    Exh B-19

                                                                       RIG NO. 7


         10-Segment Drill Collar Slips

         Drill Collar Safety Clamp

         (8)     Drill Collar Lift Nubbins

         INGERSOLL-RAND HU 4000# Capacity Air Hoist, S/N-N/A

         4-1/2" Mud Bucket

AUXILIARY EQUIPMENT

         3-1/2"ID x 55'L Rotary Hose

         (2)     3-1/2"ID x 15'L Vibrator Hoses, 3-1/2"ID x 11'L Vibrator Hose

         40"H x 6'8"W x 56'L 2-Section Catwalk w/Steel Deck

         2 Sets (4) 42"H x 28'L Triangular Pipe Racks

         (7)     36"H x 8'W x 37'L Pipe Tubs

         6'W x 2'H x 8'L Junk Box

         (20)    Miscellaneous Drill Collar Subs

         Rathole & Mousehole

         Type D Mud Gauge, S/N-162301

         Fluorescent & Mercury-Vapor Rig Lights w/Wiring

         Approximately 3500' of 1-1/4" Drill Line w/Wood Spool, Stand

         QUINCY 350 Air Compressor p/b LISTER ST2A Diesel Engine w/Electric Starter, Air Receiver Tank

         Miscellaneous Spare Parts, Hand Tools, Valves, Fire Extinguishers, Etc

                                                   TOTAL RIG NO. 7 W/O TUBULARS:

DRILL PIPE

         1550' (50 Joints) 4-1/2", Grade X-95, 22.82#, Range 2 Drill Pipe
         w/4-1/2"XH Tool Joints, 6-1/8"OD to 6-1/4"OD

         Approximately 2170' (70 Joints) 4-1/2", Grade E, 20.00#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 5-7/8"OD to 6"OD, PC

         Approximately 9920' (320 Joints) 4-1/2", Grade E, 16.60#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 6-1/4"OD, PC

         Approximately 620' (20 Joints) 4-1/2", Grade S-135, 16.60#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 6- 1/4"OD, PC





                                    Exh B-20

                                                                       RIG NO. 7



         Approximately 1860' (60 Joints) 4-1/2", Grade X-95, 16.60#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 6- 1/4"OD, PC

DRILL COLLARS

         (26) 5-7/8"OD to 6-1/4"OD x Approximately 29.50'L Drill Collars w/4-1/2"XH Connections @ $200.00/Each

         (20) 7-1/2"OD to 7-7/8"OD x Approximately 29.50'L Drill Collars w/6-5/8"H-90 Connections @ $800.00/Each

                                                     TOTAL RIG NO. 7 W/TUBULARS:





                                    Exh B-21

                                                                      RIG NO. 10


                                   RIG NO. 10



DRAWWORKS

         MID-CONTINENT U-36A Single Drum Drawworks, S/N-137, 600 HP, LEBUS Grooved f/1-1/8" Line, FOSTER Makeup & Breakout Catheads, Overrunning Clutch, Air Driller's Console, Crown-O-Matic

COMPOUND

         MID-CONTINENT 2-Engine Compound, S/N-N/A, QUINCY 390 Air Compressor, S/N-N/A, Covered Skid

BRAKE

         PARMAC V-80 Double Hydromatic Brake, S/N-56607

ENGINES

         (2)     CAT D353 410 HP Diesel Engines, S/Ns-46B09311 & 46B09465,
                 w/Air Starters, Radiators, Gauges, TWIN DISC F-10030-80-3 Torque Converters, S/Ns-N/A & 819472

MAST

         LEE C. MOORE 127'H Cantilever Mast, S/N-T2884, 450,000# GNC, Pin-Type, Crown Block w/(4) Sheaves, Fastline Sheave, 1-1/8" Line, 4" Standpipe, Crown Safety Platform, Racking Board, Tong Counterweights, Ladder, Derrick Climber, Geronimo, Boom, Mast Stand, Standpipe Manifold w/4" & 2" Gate Valves

SUBSTRUCTURE

         LEE C. MOORE 14'H x 19'W x 45'L Box-On-Box Substructure w/Rotary Beams, V-Door Ramp, Air Volume Tank, (4) Stairs, Safety Rails, Deadline Anchor, Steel Windwalls w/Windwall Skid

PUMP

         MID-CONTINENT DB-550 Duplex Mud Pump, S/N-N/A, 550 HP, 5-1/2" x 16", MATTCO Forged Steel Fluid End w/Quick- Change Caps, HYDRIL K-20-3000 Pulsation Dampener, S/N-31042, CONTINENTAL EMSCO Shear Relief Valve, Rod Cooling Pump, Drive Assembly, Skidded, Master Skidded w/Engine (Note: Located in Hobbs Yard)

PUMP POWER

         CAT D379 TC Diesel Engine, S/N-68B4650, Air Starter, Radiator, Gauges, Air Clutch (Engine In Main Yard)

PUMP

         MID-CONTINENT DA-500 Duplex Mud Pump, S/N-N/A, Forged Steel Fluid End w/Quick-Change Caps, CONTINENTAL EMSCO PD-53 Pulsation Dampener, Rod Cooling Pump, TOTCO 3000 PSI Pressure Gauge, Drive Assembly, Skidded & Master Skidded





                                    Exh B-22

                                                                      RIG NO. 10


PUMP POWER

         CAT D353 Diesel Engine, S/N-46B8397, Air Starter, Radiator, Gauges, Air Clutch

ROTATING EQUIPMENT

         OILWELL A20-1/2 20-1/2" x 53-1/4" Rotary Table, S/N-N/A, Split Master Bushing

         NATIONAL N-47 200-Ton Swivel, S/N-N/A

         4-1/4 x 40'L Square Kelly

         VARCO HD Kelly Drive Bushing, Square Drive

         Upper Kelly Valve

         Lower Kelly Valve

         Inside Blowout Preventer

TRAVELING EQUIPMENT

         SOWA 300-Ton Block/Hook Combination, S/N-N/A, w/(5) Sheaves, 1-1/8"
         Line

         3-1/2" x 120" Elevator Links

WELL CONTROL EQUIPMENT

         NL SHAFFER SPH 11" 5000 PSI Annular Blowout Preventer, S/N-N/A, w/Studded Top & Flanged Bottom

         NL SHAFFER Type LWS 11" 5000 PSI Double Blowout Preventer w/4-1/2" Pipe & Blind Rams

         24"H x 11"ID 5000 PSI Drilling Spool w/(2) 4-1/16" Outlets w/(1) 2" 3000 PSI Gate Valve

         KOOMEY ET-10160-3B 6-Station Closing Unit, S/N-5048, w/244-Gallon Hydraulic Fluid Reservoir, (2) Air-Operated Hydraulic Pumps, Triplex Pump p/b Electric Motor, (2) 80-Gallon Spherical Accumulators, Skidded

         KOOMEY GARC-5 5-Station Remote Closing Unit, S/N-5048, Mounted on Doghouse Porch

         (2)     6"H x 5'W x 21'L Suitcases w/Enclosed Hydraulic Lines

         CAMERON/OTECO 3000 PSI Blowout Preventer Choke Manifold w/4-1/16" x 2-1/16" Cross, 4-1/16" Gate Valve, (4) 2- 1/16" Gate Valves, (2)
         Adjustable Chokes, On Adjustable Support, Buffer Chamber, On Separate Adjustable Support

RIG HOUSES

         TETON HOMES 10'W x 40'L Toolpusher's House, Fully Furnished, Skidded

         10'W x 24'L Doghouse w/Round Top, Knowledge Box, (6) Lockers, Bench Storage, Cabinets, Parts Bins, Fluorescent Lights, Heater, Skidded

         SATELLITE Apollo Automatic Driller





                                    Exh B-23

                                                                      RIG NO. 10



         8'W x 30'L Mud House w/Round Top, 5'L Pump Parts Room, (3) Triangular Supports, Fluorescent Lights, Skidded

GENERATORS/UTILITY HOUSE

         (2) 135 KW AC Generators, S/Ns-5CA05776 & 5CA05775, Each p/b CAT 3306 Diesel Engine, Each w/Air Starter, Radiator, Gauges (Note: Located in Hobbs Yard)

         QUINCY 350 Air Compressor, S/N-150088, w/BALDOR Electric Motor, Air Receiver Tank

         SQUARE D & SYLVANIA Electric Controls

         All Above Mounted in 11'6"W x 38'L Utility/Change House w/Round Top,
         (13) Lockers, Fluorescent Lights, Heater, Skidded

MUD SYSTEM

         7'6"W x 6'H x 36'L Mud Suction Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         REED AMERICAN 6" x 8" Centrifugal Pump, S/N-N/A, p/b 100 HP Electric Motor

         7'6"W x 6'H x 36'L Mud Volume Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         7'6"W x 5'H x 30'L Mud Mixing Tank w/Single-Compartment, Round Bottom, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

         7'6"W x 6'H x 36'L Mud Shaker Tank w/(2) Compartments, Round Bottom, Internal Plumbing, Top & Side-Mounted Walkways, Stairs, Safety Rails, Skidded

WATER TANKS

         (2) 10'6"Dia x 32'L Water Tanks, Skidded, (1) w/MISSION 2" x 3" Centrifugal Pump, Electric Motor

         4'Dia x 13'L 4-Compartment Lubester, Skidded

HANDLING TOOLS

         WOOLLEY Type B Tongs w/Heads

         WOOLLEY 4-1/2"BN Drill Pipe Elevators

         WOOLLEY 8"SS Center Latch Elevators

         WOOLLEY 7"SS Center Latch Elevators

         WOOLLEY 4-1/2" Drill Pipe Slips

         WOOLLEY 10-Segment Drill Collar Slips

         WOOLLEY 11-Segment Drill Collar Slips





                                    Exh B-24

                                                                      RIG NO. 10


         Drill Collar Safety Clamp

         (19)    Drill Collar Lift Nubbins

         INGERSOLL-RAND HU40 Air Hoist, S/N-RFM89763

         Mud Bucket

AUXILIARY EQUIPMENT

         TOTCO 50 400,000# Capacity Weight Indicator w/Pump Pressure, Tong Line Pull & Rotary Torque Gauges

         TOTCO 4 Mud Gauge

         3-1/2"ID x 55'L Rotary Hose

         10"ID x 5'L Suction Hose

         8"ID x 5'L Suction Hose

         (2)     3"ID x 12'L Vibrator Hoses

         42"H x 5'W x 56'L 2-Section Catwalk w/Steel Deck

         24"H x 7'W x 12'L Junk Box

         (5)     33"H to 36"H x 7'W to 7'6"W x 34'L Pipe Tubs

         3 Sets (6) 42"H x 28'L Triangular Pipe Racks

         CEDCO Hydraulic Measuring Device, Approximately 10,000' of .072" Wireline (At Yard)

         (13)    Miscellaneous Drill Collar Subs

         Rathole & Mousehole

         Fluorescent & Mercury-Vapor Rig Lights w/Wiring

         Approximately 5000' of 1-1/8" Drill Line w/Spool, Stand

         Miscellaneous Spare Parts, Hand Tools, Valves, Fire Extinguishers, Etc

                                                  TOTAL RIG NO. 10 W/O TUBULARS:

DRILL PIPE

         Approximately 7750' (250 Jts) 4-1/2", Grade E, 16.60#, Range 2 Drill Pipe w/4-1/2"XH Tool Joints, 5-3/4"OD to 6"OD

DRILL COLLARS

         (35)    6"OD x Approximately 29.00'L Drill Collars w/4-1/2"H-90
                 Connections





                                    Exh B-25

                                                                      RIG NO. 10


         6-1/2"OD x Approximately 29.50'L Drill Collar w/5"H-90 Connections

         (20) 7-1/2"OD to 7-3/4"OD x Approximately 29.50'L Drill Collars w/6-5/8" H-90 Connections

                                                    TOTAL RIG NO. 10 W/TUBULARS:





                                    Exh B-26

                                                          RELATED YARD EQUIPMENT


                             RELATED YARD EQUIPMENT



BRAKES

         PARMAC 342 34" Double Hydromatic Brake, S/N-51765

         (3)     PARKERSBURG 40SR Hydromatic Brakes, S/Ns-P13958, N/A & N/A

         (2)     PARKERSBURG 46" Double Hydromatic Brakes, S/Ns-35464 & 179

ENGINES ON YARD

         CAT D353 Diesel Engine, S/N-N/A, w/Radiator & Gauges (Rebuilt)

         CAT D379 Diesel Engine, S/N-N/A, w//Radiator & Gauges (Rebuilt)

         CAT D379 Diesel Engine, S/N-N/A, w/Radiator & Gauges (Rebuilt)

         CAT D379 Diesel Engine, S/N-N/A, Air Starter, Radiator, Gauges (Being Rebuilt)

MUD PUMPS/PUMP PARTS

         (2) CONTINENTAL EMSCO DB-700 Duplex Mud Pumps, S/Ns-185 & 248, Each 700 HP, 7-1/2" x 16", Cast Steel Fluid End w/Quick-Change Caps, HYDRIL K-20-3000 Pulsation Dampener, Rod Cooling Pump, Bull Wheel, Compound Driven, Skidded

         MID-CONTINENT DB-500 Duplex Mud Pump, S/N-57 (Gear End Only)

         (2) CONTINENTAL EMSCO DB-550 Duplex Mud Pumps, Skidded (Gear End & 1/2 of Fluid End Only)

         EMSCO D-700 Duplex Mud Pump, S/N-104, Skidded & Master Skidded (Gear End Only)

         (4)     MATTCO Forged Steel Fluid Ends

         Reconditioned Forced Steel Fluid End

         (4)     Cast Steel Fluid Ends

         CONTINENTAL EMSCO PD-53 Pulsation Dampener, S/N-339, w/DEMCO 2" Shear Relief Valve, Pressure Gauge

         CONTINENTAL EMSCO PD-53 Pulsation Dampener, HYDRIL K-20 Pulsation Dampener

         MISSION 2" X 3" Centrifugal Pump

MAST/SUBSTRUCTURE (WEST YARD)

         LEE C. MOORE 18'W x 131'H Mast, S/N-N/A. Pin-Type, Crown Block w/(5) 42" Sheaves, Safety Platform. Grooved f/1-1/4" Line, Tong Counterweights, Racking Board





                                    Exh B-27

                                                          RELATED YARD EQUIPMENT


         10'H x 22'W x 48'L Substructure w/Rotary Beams, Spreader Beams, 5'6"W x 8'H x 5'6"L Parts House, 18"Dia x 20'L Air Volume Tank, (2) 36'W x 48'L Side-Mounted Folding Walkways, Skidded

ROTATING EQUIPMENT

         (2)     5-1/4" x 40'L Hex Kellys

         4-1/4' x 40'L Square Kelly (Unused)

         (8)     4-1/4" x 40'L Square Kellys

         (3)     3-1/2 x 40'L Square Kellys

         4-1/4" x 40'L Square Kelly

         VARCO 4KRP Pin-Type Kelly Drive Bushing

         (2)     OILWELL PC-300 Swivels

TRAVELING EQUIPMENT

         OILWELL Approximately 500-Ton Traveling Block w/(6) 48" Sheaves

         EMSCO 300-Ton Traveling Block w/(5) Sheaves

         OILWELL 300 Traveling, Block w/(5) 42" Sheaves

         IDEAL Approximately 400-Ton Traveling Block w/(5) 48" Sheaves

         OILWELL 66 Block w/BJ Dynaplex 250-Ton Hook

         BJ Dynaplex 5500 500-Ton Hook, S/N-675

         BJ 4300 300-Ton Hook

         BJ 4200 200-Ton Hook

         (2)     3" x 132" Elevator Links

         (2)     2-1/2" x 132" Elevator Links

         (2)     3" x 96" Elevator Links

         (2)     3-3/4" x 144" Elevator Links

WELL CONTROL EQUIPMENT

         SHAFFER SPH 11" 5000 PSI Annular Blowout Preventer

         NL SHAFFER SL 13-5/8" Double Blowout Preventer, S/N-D4687, w/Studded Top & Bottom, (4) 4-1/16" 5000 PSI Flanged Outlets, 23"H x 13-5/8"ID 5000 PSI Drilling Spool w/(2) 4-1/16" 5000 PSI Flanged Outlets





                                    Exh B-28

                                                          RELATED YARD EQUIPMENT


         NL SHAFFER LWS 11" Double Blowout Preventer w/Studded Top & Bottom,
         (4) 4-1/16" 3000 PSI Flanged Outlets, 19- 1/2"H x 10"ID 3000 PSI
         Drilling, Spool w/(2) 4-1/16" 3000 PSI Flanged Outlets

         SHAFFER LWS 11" 5000 PSI Double Blowout Preventer w/4-1/16" Outlets

         SHAFFER Type B 11" 3000 PSI Double Blowout Preventer w/Studded Top & Bottom

         (2)     CAMERON QRC 11" 3000 PSI Single Blowout Preventers

         SHAFFER Type B 13-5/8" 3000 PSI Double Blowout Preventer w/4-1/2" Pipe & Blind Rams, 12" 3000 PSI Spool, 4- 1/16" & 2-1/16" Outlets, 12"Dia x
         35'L 3000 PSI Spool

         SHAFFER 11" 5000 PSI Annular Blowout Preventer, Studded Top, Flanged Bottom

         SHAFFER LWS 11" 3000 PSI Single Blowout Preventer

         HYDRIL GK 13-5/8" 3000 PSI Annular Blowout Preventer, Studded Top, Flanged Bottom

         SHAFFER Type B 13-5/8" 3000 PSI Double Blowout Preventer w/4-1/2" Pipe & Blind Rams, 12"Dia x 62"L Spool, 4- 1/16" & 2-1/16" Flanged Outlets

         PAYNE 4-Station Closing Unit w/80-Gallon Spherical Accumulator (Incomplete), PAYNE 4-Station Closing Unit w/(2) 40-Gallon Spherical Accumulators

         VETCO 10,000 PSI Choke Manifold w/5-Way Cross, (1) 4-1/16" & (5) 2-1/16" Gate Valves, Adjustable Choke, Buffer Chamber, Mounted on Adjustable Skid

         (3)     4" 5000 PSI Hydraulic Gate Valves (2 Rebuilt, In Shop)

         (2)     CAMERON Type F 4-1/16" Gate Valves (In Shop)

         SHAFFER 4" Gate Valve (In Shop)

         (4)     Lower Kelly Valves (In Shop)

RIG HOUSES

         TETON HOMES 10'W x 40'L Toolpusher's House, Furnished, Skidded

         7'6"W x 37'L Generator/Parts House w/Round Top, (4) 1" Hydraulic Flex Hoses, Skidded (Storage)

         7'W x 26'L Change House w/Round Top, (16) Lockers.  Skidded

         7'W x 15'L Doghouse w/Round Top, Skidded (Storage)

         7'W x 12'L Doghouse w/V-Top, Skidded (Storage)

         7'6"W x 17'L Welded-Steel House w/Round Top, Skidded, 7'W x 18'L Welded Steel House w/Round Top, Skidded, 7'W x 12'L Welded Steel House w/Flat Top, Skidded (Parts Storage)

AIR COMPRESSORS (MAIN YARD)

         SULLAIR 185 Air Compressor, S/N-004119146, p/b JOHN DEERE Diesel Engine, On Single Axle Trailer





                                    Exh B-29

                                                          RELATED YARD EQUIPMENT



         INGERSOLL-RAND Air Compressor, S/N-N/A, p/b 4-Cylinder Diesel Engine, On Single Axle Trailer

         (5)     QUIINCY 325 Air Compressors

         (2)     QUINCY 390 Air Compressors

         QUINCY 350 Air Compressor

         QUINCY 340 Air Compressor

DRIVE BUSHINGS (MAIN YARD)

         VARCO 4KRP Hex Kelly Drive Bushing

         (2)     VARCO 4KRBS Square Kelly Drive Bushings

         VARCO 4KRS Hex Kelly Drive Bushing

MISCELLANEOUS EQUIPMENT

         (4)     Sets of Steel Windwalls w/Windwall Boxes

         7550' of 1-1/4" Drill Line w/Spool (Unused)

         (6)     Bull\wheels

         (8)     Assorted & Partial Crown Blocks

         (9)     7'W x 36"H x 35'L Pipe Tubs

         Approximately (300) Miscellaneous Drill Collar Subs

         Approximately (100) Miscellaneous Lift Nubbins

         Flanges, Tees, Ells, Spools, Adapters, Mud Buckets

         7'6"W x 3'H x 12'L Junk Box w/Storage Boxes, Skidded

         10'H x 8'W x 40'L Truck Ramp w/Wood Deck, 15'H x 8'W x 10'L Extension

         (2)     3-Compartment Lubesters, Skidded

         (4)     Approximately 8' x 8' Steel-Framed Wood Rig Mats

         (3)     LIGHTNIN Mud Agitators p/b 5 HP Electric Motors

         9 Sets (18) 42"H x 28'L Triangular Pipe Racks

         3 Sets (6) 42"H x 28'L T-Type Pipe Racks

         (4)     Miscellaneous Lift Frames





                                    Exh B-30

                                                          RELATED YARD EQUIPMENT


HANDLING TOOLS

         (8)     WOOLLEY Type B Tongs w/Heads

         BJ Type G 5"BN Drill Pipe Elevators

         WOOLLEY 5"BN 225-Ton Drill Pipe Elevators

         (3)     WOOLEY 4-1/2"BN 225-Ton Drill Pipe Elevators

         BJ 3-1/2"BN Drill Pipe Elevators

         BJ MGG 4-1/2"BN Drill Pipe Elevators

         WEB WILSON 7-1/2" Center Latch Drill Collar Elevators

         WTM 4-1/2" 225-Ton Center Latch Drill Pipe Elevators

         WILSON 8" Side Door Elevators

         WILSON 9" Side Door Elevators

         (4)     Drill Collar Slips

FORKLIFT

         TROJAN 2000 Model 1900 Articulating Forklift, S/N-192383, p/b DETROIT 4-Cylinder Engine, 6'L Forks, 17.50x25 L- 3) Tires

WELDER

         LINCOLN SA-200 Arc Welder, S/N-775588, p/b RED SEAL 4-Cylinder Gas Engine, Mounted on Tandem Axle Trailer w/Cutting Torch

                                                   TOTAL RELATED YARD EQUIPMENT:





                                    Exh B-31

                                               TUBULAR GOODS (Hobbs, New Mexico)


                       TUBULAR GOODS (HOBBS, NEW MEXICO)



DRILL PIPE

         2170' (70 Joints) 4-1/2", Grade G, 16.60#, Range 2 Drill Pipe w/4-1/2"XH, BN, HUGHES Tool Joints, 6-1/4"OD

         1767' (57 Joints) 4-1/2", Grade E, 16.60#, Range 2 Drill Pipe w/4-1/2"XH, BN HB Tool Joints, 5-15/16"OD to 6- 3/16"OD, Some PC w/Double White Band

         1674' (54 Joints) 4-1/2" Grade E, 16.60#, Range 2 Drill Pipe w/4-1/2"XH, BN, HB Tool Joints, 5-7/8" OD to 6"OD, PC w/Double White Band

         899' (29 Joints) 4-1/2", Grade X-95, 16.60#, Range 2 Drill Pipe
         w/4-1/2"XH, BN, HB Tool Joints, 6"OD to 6- 1/8"OD, PC

         3689' (119 Joints) 4-1/2", Grade E, 16.60#, Range 2 Drill Pipe w/4-1/2"XH, BN, Some HB Tool Joints, 5-3/4"OD to 6-1/8"OD, PC w/Yellow Band

         2821' (91 Joints), 4-1/2", Grade G, 20.00#, Range 2 Drill Pipe w/4-1/2"XH, BN, Most HB Tool Joints, Some PC

DRILL COLLARS (ALL LENGTHS ARE APPROXIMATE)

         (5)     8"OD x 31'L Drill Collars w/6-5/8"H-90 Connections

         (3)     8-7/8"OD x 28'L Drill Collars w/7-5/8"Reg Connections

         6-3/4"OD x 29'L Drill Collar w/4-1/2"XH Connections

         (42)    5-13/16"OD to 6-1/16"OD x 29.50'L Drill Collars w/4-1/2"H-90
                 Connections

         (9)     6-1/2"OD x 31'L Drill Collars w/4-1/2"XH Connections

         (52)    5-7/8" to 6-1/16"OD x 28'L Drill Collars w/4-1/2"H-90
                 Connections

         (28)    5-11/16"OD to 5-7/8"OD x 29'L Drill Collars w/4-1/2"XH
                 Connections

         (2)     6-3/4"OD x 30'L Drill Collars w/5"H-90 Connections

         (5)     7-15/16"OD x 29'L Drill Collars w/6-5/8"H-90 Connections

DRILL COLLARS (AT SHOP)

         (18)    5-13/16"OD to 6-3/16"OD x 28'L Drill Collars w/4-1/2"XH
                 Connections

         (19)    7-3/4"OD x 29'L Drill Collars w/6-5/8"H-90 Connections

         (13)    5-7/8"OD x 29'L Drill Collars w/4-1/2"H-90 Connections

         (15)    5-13/16"OD x 29'L Drill Collars w/4"H-90 Connections





                                    Exh B-32

                                               TUBULAR GOODS (Hobbs, New Mexico)



                                                                              TOTAL TUBULAR GOODS:
B.       VEHICLES
         --------

         1.      1996     Ford F350 Crewcab                         (Z*DRL 1)
                          ID No. 1FTJW35F6TEA02425
                          1997 Sticker #079565              Billy

         2.      1997     Ford X150 Pickup                          (Z*DRL 6)
                          ID No. 1FTDX17W9VNB60627
                          1997 Sticker #12077171

         3.      1991     Chev Pickup                               (584 HGH)
                          ID No. 2GCEC19K2M1166330
                          1997 Sticker #079574              Yard

         4.      1995     Ford F150 Supercab Pickup                 (Z*DRL 3)
                          ID No. 1FTEX15N5SKA93035
                          1997 Sticker #079564              George


         5.      1995     Chev GM4 Pickup                           (Z*DRL 4)
                          ID No. 2GCEC19H8S1172828
                          1997 Sticker #079566              Wesley

         6.      1984     Ford F600                                 (*DRL21)
                          ID No. FDNF60H1EVA34290
                          1997 Sticker #079583                      Shop

         7.      1996     Ford F150 Pickup                          (Z*DRL 2)
                          ID No. 1FTEX15N5TKA25223
                          1997 Sticker #079582              Ricky

         8.      1997     Ford F150 Pickup                          (969DPL)
                          ID No. 1FTDX1768VNB03335
                          1997 Sticker #079580              Howard

         9.      1994     Chev Pickup                               (447GAW)
                          ID No. 2GCEC19ZOR1272389
                          1997 Stick No. 079571             Ty

         10.     1989     Ford Truck - Welding                      (037JGR)
                          ID No. 1FDKF37G6KKA14113
                          1997 Sticker No. 079568                   Carl

         11.     1985     International Truck                       NO.102
                          ID No. 2HSTGJUT7FCA16310
                          1997 Sticker No. CC04966                  (IRA1822)

         12.     1995     International Truck                       NO. 105
                          ID No. 2HSFMAHR1SC027573
                          1997 Sticker No. CC04963





                                    Exh B-33

         13.     1997     1997 Ford Pickup                          (368JWR)
                          ID No. 1FTJW35F4VEB17687
                          1997 Sticker No. 12078807                 Shirrel


C.       OFFICE EQUIPMENT
         ----------------

                               All office equipment owned by ZIADRIL, Inc.





                                    Exh B-34

                                  APPENDIX II
                                       TO
                          BILL OF SALE AND ASSIGNMENT
                                      FROM
                                 ZIADRIL, INC.
                                       TO
                           PATTERSON DRILLING COMPANY
                      (List of Drilling Contracts and Other Agreements Assigned)



D.       DRILLING CONTRACTS.

         1. Drilling Contract dated March 12, 1997, between Penwell Energy, Inc. and ZIADRIL, Inc.

         2. Drilling Contract dated March 25, 1997, between Chesapeake Operating, Inc. and ZIADRIL, Inc.

         3. Drilling Contract dated March 26, 1997, between Penwell Energy, Inc. and ZIADRIL, Inc.

         4. Drilling Contract dated February 24, 1997, between John L. Fox and ZIADRIL, Inc.

         5. Drilling Contract dated February 28, 1997, between Amerlind Oil Company, Ltd. and ZIADRIL, Inc.

E.       OTHER AGREEMENTS.

         1. Lease Agreement dated August 1, 1990, between ZIADRIL, Inc. as lessor, and Wilson Industries, Inc. as lessee.

         2. Commercial Lease and Deposit Receipt dated August 23, 1995, from Bo Blackwood, agent for Crystal Clear Water Sales and Services to ZIADRIL, Inc.

         3. 1st Equity Realtors, Inc. Property Leasing Agreement dated August 25, 1995, between ZIADRIL, Inc. and First Equity Realtors, Inc.





                                    Exh B-35

                                                                    EXHIBIT C(I)

                                 WARRANTY DEED
                          [West County Road Property]


         ZIADRIL, INC. f/k/a MORANCO DRILLING, INC., a New Mexico Corporation, for consideration paid, grants to PATTERSON DRILLING COMPANY, a Delaware corporation, whose address is Post Office Drawer 1416, Snyder, Texas 79550, the following described real estate situated in Lea County, New Mexico to wit:

         THE SURFACE ONLY TO:

                 A tract of land located in the Northwest Quarter of Section 32, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and more particularly described as follows:

                 Beginning at a point located in the East right-of-way line of county highway No. C-66 (West County By- Pass road) said point being located North 89 degrees 47'30" East 1078.6 feet and South
         0 degrees 44'30" East 1162.0 feet from the Northwest corner of said
         Section 32; thence North 89 degrees 47'30" East 660.0 feet; thence South 0 degrees 44'30" East 495.0 feet; thence South 89 degrees 47'30" West 660.0 feet to the East right-of-way line of said county highway No. C-66; thence North 0 degrees 44'30" West along the East right-of-way line of said county highway No. C-66 495.0 feet to the point of beginning, containing 7.5 acres, more or less, excepting, however, all minerals therein and thereunder.

with warranty covenants.

         WITNESS my hand this _______ day of April, 1997.

                                        ZIADRIL, INC. f/k/a MORANCO DRILLING,
                                        INC., a New Mexico Corporation


                                        By:
                                           -------------------------------------
                                            JOE SMITH, President

STATE OF NEW MEXICO               )
                                  ) ss
COUNTY OF LEA                     )

         On this _____ day of April, 1997, before me personally appeared JOE SMITH, as President of ZIADRIL, INC. f/k/a MORANCO DRILLING, INC., a New Mexico corporation, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         WITNESS my hand and seal the day and year last above written.


                                        ----------------------------------------
                                        NOTARY PUBLIC

My Commission Expires:

================================================================================
STATE OF NEW MEXICO               )
                                  ) ss.
COUNTY OF LEA                     )

         I hereby certify that this instrument was filed for record on the _____ day of __________, 1997, at _____ o'clock __.m. and duly recorded in Book
_____ Page _____ of the deed Records of said County.



                                        ----------------------------------------
                                        County Clerk

                                        By:
                                           -------------------------------------
                                            (Deputy Clerk)

RETURN TO:       TOMMY D. PARKER
                 POST OFFICE BOX 1094
                 HOBBS, NEW MEXICO   88241-1094

                                                                   EXHIBIT C(II)

                                 WARRANTY DEED
                           [Marland Street Property]


         ZIADRIL, INC. f/k/a MORANCO DRILLING, INC., a New Mexico Corporation, for consideration paid, grants to PATTERSON DRILLING COMPANY, a Delaware corporation, whose address is Post Office Drawer 1416, Snyder, Texas 79550, the following described real estate situated in Lea County, New Mexico to wit:

         THE SURFACE ONLY TO:

         Parcel 1:        The North 26 feet of Lot Twenty (20), Lots Twenty-One
         (21), Twenty-two (22) and Twenty-Three (23), Block One (1), Byers Heights Addition to the City of Hobbs, Lea County, New Mexico.

         Parcel 2:        A tract of land located in the Northeast Quarter
         (NE/4) of Section 4, Township 19 South, Range 38 East, N.M.P.M., Lea County, New Mexico, more particularly described as follows:

                 Beginning at a point which lies West 430 feet and South
                 0 degrees 4' West 50 feet from the Northeast corner of said
                 Section 4; Thence West 670 feet to the Northwest corner of said tract; Thence South 0 degrees 4' West 520 feet to the Southwest corner of this tract; Thence East 670 feet to the Southeast corner of this tract; Thence North 0 degrees 4' East 520 feet to the point of beginning.

with warranty covenants.

         WITNESS my hand this _______ day of April, 1997.

                                        ZIADRIL, INC. f/k/a MORANCO DRILLING,
                                        INC., a New Mexico Corporation


                                        By:
                                           -------------------------------------
                                            JOE SMITH, President

STATE OF NEW MEXICO               )
                                  ) ss
COUNTY OF LEA                     )

         On this _____ day of April, 1997, before me personally appeared JOE SMITH, as President of ZIADRIL, INC. f/k/a MORANCO DRILLING, INC., a New Mexico corporation, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         WITNESS my hand and seal the day and year last above written.

                                        ----------------------------------------
                                        NOTARY PUBLIC
My Commission Expires:

================================================================================
STATE OF NEW MEXICO               )
                                  ) ss.
COUNTY OF LEA                     )

         I hereby certify that this instrument was filed for record on the _____ day of __________, 1997, at _____ o'clock __.m. and duly recorded in Book
_____ Page _____ of the deed Records of said County.



                                        ----------------------------------------
                                        County Clerk

                                        By:
                                           -------------------------------------
                                            (Deputy Clerk)
RETURN TO:       TOMMY D. PARKER
                 POST OFFICE BOX 1094
                 HOBBS NEW MEXICO  88241-1094